As filed with the Security and Exchange Commission on October 7, 2005


                                                     Registration No. 333-123015

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 Amendment No. 3
                                       to
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       SPONGETECH DELIVERY SYSTEMS, INC.
                 (Name of small business issuer in its charter)

          Delaware                           2840                             54-2077231
  (State or jurisdiction of      (Primary Standard Industrial   (I.R.S. Employer Identification No.)
incorporation or organization)    Classification Code Number)

                  The Empire State Building, 350 Fifth Avenue,
                      Suite 2204, New York, New York 10118
                                 (212) 594-4175
          (Address and telephone number of principal executive offices)

                          Michael L. Metter, President
                        Spongetech Delivery Systems, Inc.
                            The Empire State Building
                          350 Fifth Avenue, Suite 2204
                            New York, New York 10118
                                 (212) 594-4175
            (Name, address and telephone number of agent for service)

                                   COPIES TO:

                            Richard A. Friedman, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                               Tel: (212) 930-9700
                               Fax: (212) 930-9725

                  APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC:
   As soon as practicable after this registration statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                       (COVER CONTINUES ON FOLLOWING PAGE)

                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
                                                                   Proposed Maximum       Proposed Maximum
    Title of each class of securities          Amount to be       Offering Price Per     Aggregate Offering        Amount of
            to be registered                    Registered           Security (1)              Price            Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
Units consisting of one share of Common      8,000,000                    $0.25            $2,000,000            $235.40
Stock, par value $.001 per share
("Common Stock") and one Redeemable
Class A Warrant ("Class A Warrant')
entitling the holder to purchase one
share of Common Stock
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock which is part of each Unit      8,000,000                     (2)                 (2)                 (2)
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable upon exercise of                                                                           $470.80
Class A Warrants                             8,000,000                    $0.50             4,000,000
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value per share      3,844,969                    $0.25             4,314,836            $507.86
-----------------------------------------------------------------------------------------------------------------------------------
 Total Registration Fee                                                                                        $1,214.06 (3)
-----------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(e) under the Securities Act of 1933.

(2)   In accordance with Rule 457, no separate registration fee is required.

(3)   Previously paid.

      The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


      PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED October 7, 2005


                        Spongetech Delivery Systems, Inc.

                       Up to 8,000,000 Units Consisting Of
                            One Share Of Common Stock
                                       and
                         One Redeemable Class A Warrant
                                       and
                               3,844,969 Shares of
                                  Common Stock

      We are offering units, on a "best-efforts, minimum 2,000,000 Units, maximum 8,000,000 Units" basis, at an offering price of $.25 per unit. Each unit consists of one share of common stock and one redeemable class A warrant. The units are being offered for a period of 90 days, subject to an extension of up to an additional 90-day period. If the minimum amount of the offering is not sold within the offering period, investors' funds will be promptly returned without interest or deduction. Pending release, all proceeds of the offering will be deposited in a non-interest bearing escrow account with Continental Stock Transfer & Trust Company, Inc.

      This prospectus also relates to the resale of 3,844,969 additional shares by existing shareholders. The offering of up to 8,000,000 Units by the Company and the resale of 3,844,969 shares by existing shareholders will run concurrently. There is currently no public market for our securities. Until such time as a market price for our common stock is quoted on the OTC Bulletin Board, all of the selling shareholders will sell their shares at a price of $0.25 per share. Thereafter, they may sell their shares in public or private transactions, at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of the shares of common stock by the selling shareholders. The existing officers and directors reserve the right to acquire up to the minimum number of Units in this offering.

      YOUR INVESTMENT IN OUR UNITS INVOLVES A HIGH DEGREE OF RISK. BEFORE INVESTING IN OUR COMMON STOCK, YOU SHOULD CONSIDER CAREFULLY THE RISKS DESCRIBED UNDER "RISK FACTORS" BEGINNING ON PAGE 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

----------------------------------------------------------------------------------------------------------------------
                                    Offering Price to        Underwriting Discounts       Proceeds to Company (2)
                                    Public                   and Commissions (1)
----------------------------------------------------------------------------------------------------------------------
Per Unit Total (3)                  $.25                                 --               $.25
----------------------------------------------------------------------------------------------------------------------
Minimum Offering Amount             $500,000                             --               $500,000
----------------------------------------------------------------------------------------------------------------------
Maximum Offering Amount             $2,000,000                           --               $2,000,000
----------------------------------------------------------------------------------------------------------------------

(1) No underwriting discount or commission will be paid to any person in connection with this Offering. Upon completion of this Offering, the Company will receive the entire proceeds of the Offering of up to 8,000,000 Units. The Company will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.

(2) Before deducting expenses of the Offering payable by the Company estimated at $100,000.

(3) The minimum subscription which will be accepted from each investor is $5,000, with no exceptions. No fractional shares will be sold.

Subscribers will not have the use of their funds, will not earn interest on funds in escrow, and will not be able to obtain return of funds deposited in escrow unless and until the minimum Offering period expires. In the event the minimum number of Units is sold within the Offering period, the Offering will continue until (i) three months following the date of this Prospectus, (ii) all 8,000,000 Units are sold, or (iii) the Offering is terminated by the Company, whichever occurs first. (See "PLAN OF DISTRIBUTION"). Assuming 2,000,000 Units are sold within the Offering period, all deposited funds and deposited securities will be held in escrow and investors will not have the use of the deposited funds or the right to receive and deal in the deposited securities until released.

                The date of this Prospectus is ___________, 2005

                               TABLE OF CONTENTS

                                                                                        Page
                                                                                        ----
Prospectus Summary                                                                         1
Selected Financial Data                                                                    3
Risk Factors                                                                               4
Use of Proceeds                                                                            8
Market for Common Equity and Related Stockholder Matters                                   9
Dividend Policy                                                                            9
Dilution                                                                                  10
Capitalization                                                                            11
Management's Discussion and Analysis of Financial Condition and Results of Operations     12
Business                                                                                  17
Description of Property                                                                   21
Legal Proceedings                                                                         21
Management                                                                                21
Executive Compensation                                                                    23
Certain Relationships and Related Transactions                                            24
Security Ownership of Certain Beneficial Owners and Management                            26
Description of Securities                                                                 27
Selling Stockholders                                                                      30
Share Eligible for Future Sale                                                            31
Plan of Distribution                                                                      32
Indemnification                                                                           36
Legal Matters                                                                             36
Experts                                                                                   36
Additional Information                                                                    37
Financial Statements                                                                     F-1

                               PROSPECTUS SUMMARY

         The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "RISK FACTORS" section, the financial statements and the notes to the financial statements. As used throughout this prospectus, the terms "Spongetech" "Spongetech Delivery Systems," the "Company," "we," "us," and "our" refer to Spongetech Delivery Systems, Inc.

                        Spongetech Delivery Systems, Inc.

         We design, produce, market and distribute cleaning products for vehicular use utilizing patented technology relating to sponges containing hydrophilic, which are liquid absorbing, foam polyurethane matrices. Our products can be pre-loaded with detergents and waxes which are absorbed in the core of the sponge then gradually released during use. We have also designed and started to test market, but have not yet produced or sold, products using the same hydrophilic technology for bath and home use. We license the rights to manufacture and sell our products from H.H. Brown Shoe Technologies, Inc. (d/b/a Dicon Technologies), the holder of the relevant patents relating to the hydrophilic sponges.

         Our principal executive offices are located at The Empire State Building, 350 Fifth Avenue, Suite 2204, New York, New York 10118. Our telephone number is (212) 594-4175.

                              Our Corporate History

         We were formed on June 18, 1999, under the name Romantic Scents, Inc. On June 12, 2001, Romantic Scents, Inc. changed its name to RSI Enterprises, Inc., and, on October 2, 2002, changed its name to Spongetech International Ltd. On July 15, 2002, we entered into a stock purchase agreement with Nexgen Acquisitions VIII, Inc., a blank check company, pursuant to which our sole stockholder, RM Enterprises International, Inc. received 12,000,000 shares of Nexgen Acquisitions VIII, Inc. and thereby became its majority stockholder. At the time that we entered into the stock purchase agreement with NexGen, we believed that persons affiliated with NexGen could assist us with the marketing and development of our business. The transaction was accounted for as a reverse acquisition using the purchase method of accounting, whereby RM Enterprises International, Inc., our sole shareholder, retained approximately 63% of the outstanding common stock. Thereafter, on October 9, 2002, Nexgen Acquisitions VIII, Inc. changed its name to Spongetech Delivery Systems, Inc. On December 16, 2002, we changed our domicile to Delaware. Spongetech Delivery Systems, Inc. (formerly Nexgen Acquisitions VIII, Inc.) merged with and into us so that we became the surviving company. Immediately subsequent to the merger, we changed our name to Spongetech Delivery Systems, Inc.

         On March 1, 2004, our Certificate of Incorporation was voided by the State of Delaware for non-payment of franchise taxes for 2002 and 2003. On June 27, 2005, a Certificate for Renewal and Revival of our Certificate of Incorporation (the "Certificate") was filed with the State of Delaware, which restored, renewed and revived our Certificate of Incorporation commencing February 29, 2004. In accordance with Delaware Corporation law, upon the filing of the Certificate, our Certificate of Incorporation was renewed and revived with the same force and effect as if it had not been voided. Such reinstatement validated all contracts, acts, and matters, done and performed by our officers and agents within the scope of our Certificate of Incorporation during the time the Certificate of Incorporation was voided.

            We have incurred losses since inception and we expect to incur losses for the foreseeable future. For the the fiscal years ended May 31, 2005, 2004 and, 2003, we incurred net losses of $58,699, $2,056,526 and $265,517, respectively. As of May 31, 2005 we had an accumulated deficit of $1,733,737 and a working capital deficiency of $85,490. As a result of the foregoing, our independent auditors, in their report covering our financial statements for the year ended May 31, 2005, stated that our financial statements were prepared assuming that we would continue as a going concern.

                                  The Offering

Common stock outstanding before the offering........   33,952,636 shares.

Securities offered by Spongetech....................   A minimum of 2,000,000  and a maximum of 8,000,000
                                                       units,  each  consisting  of one  share of  common
                                                       stock  and one  redeemable  class A  warrant.  The
                                                       common  stock and the  redeemable  class A warrant
                                                       will become separately tradable after 90 days from
                                                       the initial closing of this offering, or sooner in
                                                       our discretion.  We will issue a press release and
                                                       file a  prospectus  supplement  if we determine to
                                                       allow the  common  stock  and  class A  redeemable
                                                       warrants to become separately tradable prior to 90
                                                       days.

Common stock offered by selling stockholders........   3,844,969 shares

Common stock to be outstanding after the offering

Minimum Offering....................................   Upon  completion of the minimum  offering
                                                       there will be 35,952,636 shares of common
                                                       stock and  2,000,000  redeemable  class A
                                                       warrants outstanding.

Maximum Offering....................................   Upon completion of the maximum offering there will
                                                       be 41,952,636 shares of common stock and 8,000,000
                                                       redeemable class A warrants outstanding.

Redeemable Class A Warrants

Exercise Terms......................................   Each  redeemable  class  A  warrant  entitles  the
                                                       registered holder thereof to purchase, at any time
                                                       from  the  date  the  warrants  become  separately
                                                       tradable, until ______, 2010 (five years after the
                                                       date  hereof),  one  share of  common  stock at an
                                                       exercise  price of $0.50  per  share,  subject  to
                                                       adjustment.

Redemption..........................................   The redeemable  class A warrants are redeemable by
                                                       us at a  redemption  price of $0.001 per  warrant,
                                                       upon at  least  30  days'  prior  written  notice,
                                                       commencing  on  _________,  2005 (six months after
                                                       the date  hereof),  if the  average of the closing
                                                       high bid prices of the common stock  exceeds $1.00
                                                       for five  consecutive  trading  days ending on the
                                                       third  day  prior to the date on which  notice  is
                                                       given.

Risk Factors........................................   See  "Risk  Factors,"  beginning  on  page 3 for a
                                                       description of certain factors you should consider
                                                       before making an investment in our common stock.

Use of proceeds.....................................   We will use the  proceeds  from the sale of all or
                                                       any portion of the  8,000,000  units offered by us
                                                       for  working   capital   and   general   corporate
                                                       purposes.  We will not receive any  proceeds  from
                                                       the sale of any of the shares  offered  for resale
                                                       by the selling stockholders under this prospectus

                             SELECTED FINANCIAL DATA

         The selected statement of operations data for the two fiscal years ended May 31, 2005 and 2004 and the following selected balance sheet data as of May 31, 2005 are derived from our audited financial statements included elsewhere in this prospectus and have been audited by Drakeford & Drakeford, LLC. The financial data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto appearing elsewhere in the prospectus.

                        SPONGETECH DELIVERY SYSTEMS, INC.
                            STATEMENTS OF OPERATIONS

                                      For the              For the
                                      year ended           year ended
                                      May 31,              May 31
                                     ------------         ------------
                                          2005                2004
                                          ----                ----

Sales                                       1,051                1,858

Cost of goods sold                          1,012                1,600
                                     ------------         ------------
Gross profit (loss)                            39                  258
                                                          ------------

Total operating expenses                   83,529            2,051,772

Other Income and expenses net                                    5,012

Net loss                             $    (58,699)        $ (2,056,526)
                                     ============         ============

Net loss per share -
   basic and diluted                 $       (.00)        $       (.01)
                                     ============         ============

Weighted average common
   shares outstanding                  18,985,000           18,985,000
                                     ============         ============

                                               As of May 31, 2005
                                           Actual           As Adjusted
                                                        For Minimum Offering
Balance Sheet Data
Cash and cash equivalents                $   1,477         $ 380,263
Working capital                          $(112,037)        $ 266,749
Total Assets                             $  32,273         $ 411,059
Total Liabilities                        $ 115,763         $ 115,763

Stockholders' Equity (Deficiency)        $ (83,490)        $ 295,296

                                  RISK FACTORS

         Our business involves a high degree of risk. Potential investors should carefully consider the risks and uncertainties described below and the other information in this prospectus before deciding whether to invest in shares of our common stock. If any of the following risks actually occur, our business, financial condition, and results of operations could be materially and adversely affected. This could cause the trading price of our common stock to decline, with the loss of part or all of an investment in the common stock.

Risks relating to our Business

We have a history of losses since our inception which may continue, and which may negatively impact our ability to achieve our business objectives.

         We incurred net losses of $58,669 and $2,056,526 for the years ended May 31, 2005 and 2004, respectively. As of May 31, 2005 we have a working capital deficit of $85,490. Because of these conditions, we will require additional working capital to develop business operations. We have not achieved profitability and we can give no assurances that we will achieve profitability within the foreseeable future, as we fund operating and capital expenditures, in such areas as sales and marketing and research and development. We cannot assure investors that we will ever achieve or sustain profitability or that our operating losses will not increase in the future. If we continue to incur losses, we may be forced to cease our operations. This could cause investors to lose the entire amount of their investment.

We have a limited operating history and may not generate enough revenues to stay in business.

         We were organized in July 1999 and have had limited operations since our inception from which to evaluate our business and prospects. There can be no assurance that our future proposed operations will be implemented successfully or that we will ever have profits. Our limited financial resources are significantly less than those of other companies, which can develop alternatives to our current and pending product lines in the U.S. If we are unable to sustain our operations, you may lose your entire investment. We face all the risks inherent in a new business, including the expenses, difficulties, complications and delays frequently encountered in connection with conducting operations, including capital requirements and management's potential underestimation of initial and ongoing costs. In evaluating our business and prospects, these difficulties should be considered.

We need significant infusions of additional capital, which may result in dilution to your ownership and voting rights in us.

         Based upon our current cash reserves and forecasted operations, we believe that we will need to obtain at least $500,000 in outside funding to implement our plan of operation over the next twelve months. Our need for additional capital to finance our business strategy, operations, and growth will be greater should, among other things, revenue or expense estimates prove to be incorrect. If we fail to arrange for sufficient capital in the future, we may be required to reduce the scope of our business activities in the areas of marketing and research and development until we can obtain adequate financing. We may not be able to obtain additional financing in sufficient amounts or on acceptable terms when needed, which could adversely affect our operating results and prospects and force us to curtail our business operations. Debt financing must be repaid regardless of whether or not we generate profits or cash flows from our business activities. Equity financing may result in dilution to existing stockholders and may involve securities that have rights, preferences, or privileges that are senior to our common stock.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing and which may force us cease operations.

         For the year ended May 31, 2004, our independent auditors stated that our financial statements for the year ended May 31, 2004 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of recurring losses from operations and cash flow deficiencies from our inception. We continue to experience net losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. If we are unable to continue as a going concern, you may lose your entire investment.

We have defaulted on our license in the past and if we default again, our licensor could terminate our license which could cause our business to fail.

         We rely on our license agreement with Dicon for the development of our products. Our principal product and our products that are under development utilize the hydrophilic sponge technology that we license from Dicon. In addition, we rely on Dicon to protect and enforce key patents held by Dicon, relating to the hydrophilic technology. Dicon's patent expires in 2017. In the past, we have defaulted on the license by not meeting our minimum supply requirements. If we default again, Dicon may terminate the agreement or make the license non-exclusive. If we lose our license, we may not be able to make alternative arrangements on terms acceptable to us, or at all. We do not currently have any alternative plans for which to purchase hydrophilic sponges. Any loss of our license could materially adversely affect our business, financial condition and results of operations.

Our exclusive license is limited to one function. If we are unable to expand this license to other areas, our growth will be significantly limited.

         Our license agreement with Dicon is limited to hydrophilic sponges used to clean and polish land, sea and air transportation vehicles. Our business plan calls for us to expand our product line using hydrophilic sponges into the areas of personal hygiene and household cleaning. Although Dicon has orally indicated that it will agree to expand our license to cover personal hygiene and household cleaning products and has produced samples of both products for us, we have no written assurances that Dicon will expand our exclusive license to include additional product lines. If Dicon refuses to expand our license, we will be unable to expand into new areas and our growth will be limited.

We depend on products made using one technology; and products using different technologies may attract customers jeopardizing our business prospects.

         Our cleaning products depend on the use of licensed technology relating to sponges incorporating a hydrophilic (liquid absorbing) polyurethane matrix. A number of factors could limit our sales of these products, or the profitability of such sales, including competitive efforts by other manufacturers of similar products, shifts in consumer preferences or the introduction and acceptance of alternative product offerings. We have not developed products using other technologies; and, thus, if our existing products or others based on the same technology fail in the marketplace, we may be forced to cease all operations.

Our licensor may not be successful in defending the patents on our licensed technology against infringement; and, as a result, we may be unable to compete against companies selling products using the same technology as we do.

         In the event a competitor infringes upon our licensed technology, our licensor may be unable to successfully assert patent infringement claims. In that event, we may encounter direct competition using the same technology on which our products are based and we may be unable to compete. If we cannot compete with competitive products, our business will fail. In addition, if any third party claims that our licensed products are infringing their intellectual property rights, any resulting litigation could be costly and time consuming and would divert the attention of management and key personnel from other business issues. We also may be subject to significant damages or injunctions preventing us from selling or using some aspect of our products in the event of a successful patent or other intellectual property infringement claim. Any of these events could have a material adverse effect on our business and profitability and cause us to curtail operations and cease our business.

Throughout our sales history, we have depended on one customer for almost all of our sales. If that customer does not give us repeat orders, we will not be able to continue in business.

         We have historically depended on one customer for almost all of our sales. Specifically, in 2003, our most recent year of active operations, we sold an aggregate of approximately 153,000 sponges to TurtleWax, which represented approximately 75% of our orders. These sales to TurtleWax resulted in net sales of approximately $291,000 during the year ended May 31, 2003. Our last sale to TurtleWax was in May 2003. TurtleWax has not placed any orders with us since that time. While we remain in contact with TurtleWax and continue to have discussions with them, we have not pursued sales to TurtleWax due to our lack of proper funding. This is due to that fact that TurtleWax orders require us to have product on an in-stock basis so that we can immediately ship to them upon receiving orders. We are currently exploring ways to market our automobile cleanser and wax product, children's bath and home cleaning products through various marketing channels. If we are unable to expand our client and sales base, we may have no existing business or prospects for new business and our business could fail.

We depend on one manufacturer for all our products; and if that manufacturer is unwilling or unable to produce our orders in the quantities required and at the price and quality we require for sales, we will be unable to continue in business.

         Our licensor is also our manufacturer. Our reliance on a sole supplier involves several risks, including our potential inability to obtain adequate supplies and reduced control over pricing and timely delivery. Although the timeliness, quality and pricing of deliveries from our licensor has been acceptable to date there can be no assurance that supplies will be available on an acceptable basis or that delays in obtaining new suppliers will not have an adverse effect on us. If we lose this manufacturer there is no guarantee that we will be able to make alternate arrangements that will be acceptable to us. Our inability to obtain adequate supplies of hydrophilic sponges, chemicals, packaging materials, or finished products would prevent us from fulfilling orders and would result in us being unable to timely fill purchase orders which can cause a decline or failure of our business.

The marketplace may be indifferent to our products; in which case our business will fail.

         Our hydrophilic sponges, and products based on them, feature an internal structure which holds detergents and waxes which are released only when squeezed. However, potential users may be satisfied with the cleaners, waxes and applicators they are presently using. Thus, we may expend our financial and personnel resources on design, marketing and advertising without generating concomitant revenues. If we cannot generate sufficient revenues to cover our overhead, manufacturing and operating costs, our business will fail.

Compliance with governmental regulations may impose additional costs, which may adversely affect our financial condition and results of operations.

            Our cleaning products may be regulated by the Consumer Product Safety Commission under authority of the Hazardous Substances Act. The Consumer Product Safety Commission's jurisdiction covers most non-cosmetic, non-drug substances used in the home. The Federal agency develops voluntary standards with industry and issues and enforces mandatory standards or bans consumer products if no feasible standard would adequately protect the public. It conducts research on potential product hazards and obtains the recall of products that it believes pose potential risk for serious injury or death, or arranges for their repair. Additionally, the Consumer Product Safety Commission informs and educates consumers through the media, state and local governments, private organizations and by responding to consumer inquiries on, among other things, what safety features to look for in products. We do not believe that we are currently subject to any other direct federal, state or local regulation except in connection with regulations applicable to businesses generally or directly applicable to retailing or electronic commerce. However, from time to time in the future, Congress, the FDA or any other federal, state, local or foreign legislative and regulatory authorities may impose additional laws or regulations that apply to us, repeal laws or regulations that we consider favorable to us or impose more stringent interpretations of current laws or regulations. Any such developments could detrimentally affect our ability to sell our products and become profitable and cause our business to fail.

We were reinstated in Delaware on June 17, 2005 after our Certificate of Incorporation was voided by the State of Delaware for non-payment of taxes.

         We did not file franchise taxes in Delaware for 2002 and 2003 and as a result our Certificate of Incorporation was voided on March 1, 2004. Our Certificate of Incorporation was renewed and revived, effective February 29 2004. The revival has the effect of validating all actions taken by our officers and directors pursuant to the Certificate of Incorporation during the period when we were voided. If we fail to pay our franchise taxes and to timely file a renewal and revival and another corporation shall adopt a name that is similar and/or indistinguishable from our name, we could lose the right to use our name and will be required to seek a renewal and revival of our Certificate of Incorporation under another name. This could result in the loss of any good will and recognition which has been established with respect to our name.

Risks Related to This Offering

Our common stock and redeemable class A warrant prices may fall upon the future sale of additional shares of our common stock.

         Future sales of our common stock in the public market, or even the possibility of such sales, may materially and adversely affect the market price of our common stock and redeemable class A warrants. There were 33,952,636 shares of common stock outstanding before this offering. Substantially all of such shares are "restricted securities" within the meaning of Rule 144 of the Securities Act of 1933. All of these restricted shares of our common stock will become eligible for resale under Rule 144 within one year from the day hereof. The sale of large amounts of shares into the market within a short period of time may have the impact of lowering the value of shares outstanding at the time.

Investors will experience immediate and substantial dilution of our common stock's book value.

         If you purchase our units in this offering, the net tangible book value of the common stock will experience immediate and substantial dilution. Giving effect to the sale of the minimum number of offered units, we would have a net tangible book value of approximately $(.07) per share so that persons purchasing units in this offering would suffer an immediate dilution of $.32 per share or 128% from the offering price of $0.25 per unit. Giving effect to the sale of the maximum number of units offered, our net tangible book value would be approximately $.00 per share or dilution to you of $.25 per share or 100% of the public offering price. See "Dilution."

Redemption of redeemable class A warrants could deprive you of your right to exercise your warrants which would negatively affect your ability to profit from your investment.

         The redeemable class A warrants are redeemable by us, at a redemption price of $.001 per warrant, upon at least 30 days' prior written notice, commencing on __________, 2005 (six months after the date hereof), if the average of the closing high bid prices of the common stock exceeds $1.00 for five consecutive trading days ending on the third day prior to the date on which notice took effect. If the redeemable class A warrants are redeemed, the holders will lose their right to exercise their warrants except during such 30 day redemption period. Redemption of the redeemable class A warrants could force the holders to exercise the warrants at a time when it may be disadvantageous for the holders to do so or to sell the warrants at the then current market value.

Unless the price of our common stock trades above $0.50, you may never have an opportunity to exercise your redeemable class A warrants, resulting in a complete loss of their value.

         The redeemable class A warrants are exercisable at a price of $0.50 per share. Unless our common stock trades above that price, you will have no incentive to exercise the warrants. If our common stock does not trade above $0.50 per share within five years, there would be no reason for you to exercise the warrants and they will become worthless.

Sales by selling security holders may have a depressive effect on the market price of our securities.

         This prospectus relates to the sale by us of Units and to the resale of up to 3,844,969 additional shares that are held by certain selling stockholders identified in this prospectus. There is currently no public market for our securities. Sales by the selling shareholders may have a depressive effect on the market price of our securities and may make it more difficult for us to complete our Offering. It may also have the effect of reducing the value of your investment. In addition if our common stock is listed on the OTC Bulletin Board and selling stockholders can sell at prevailing market prices, this may undercut the price at which we are offering our shares, which must be sold at a fixed price for the duration of the Offering.

Risks Related to Our Common Stock

There is presently no market for our common stock. Any failure to develop or maintain a trading market could negatively affect the value of our shares and make it difficult or impossible for you to sell your shares.

Prior to this offering, there has been no public market for our common stock and a public market for our common stock may not develop upon completion of this offering. Failure to develop or maintain an active trading market could negatively affect the value of our shares and make it difficult for you to sell your shares or recover any part of your investment in us. Even if a market for our common stock does develop, the market price of our common stock may be highly volatile. In addition to the uncertainties relating to our future operating performance and the profitability of our operations, factors such as variations in our interim financial results, or various, as yet unpredictable factors, any of which are beyond our control, may have a negative effect on the market price of our common stock. In addition, if our Common Stock is quoted on the OTC Bulletin Board and the Selling Stockholders can sell their shares at the market price, this may undercut the price at which we are offering our shares which are required to be sold at a fixed price for the duration of this Offering.

Our controlling shareholders may exercise significant control over us following this offering, depriving other stockholders of the ability to elect directors or effect other corporate actions, and investors may not have a voice in our management.

         The shares offered in this prospectus represent a minority portion of our outstanding voting shares. Before this offering, our directors, executive officers and principal shareholders beneficially owned approximately 76% of the outstanding shares of our common stock. Following this offering, they will beneficially own approximately 72% of our outstanding shares assuming completion of the minimum offering, or approximately 61% if the maximum offering is sold. Our shareholders do not have cumulative voting rights with respect to the election of directors. If our principal shareholders vote together, they could effectively elect all of our directors.

Certain of our officers and directors were previously affiliated with a publicly traded entity that became delinquent in its filing obligations.

         Michael Metter, the Company's President and a director of the Company and Frank Lauzaskas, a director of the Company, were previously executive officers and directors of Azurel Ltd., a publicly traded entity. Steven Moskowitz, our Secretary and a director of the Company serves also as President and CEO of Azurel. Azurel is delinquent in its reporting requirements with the SEC in that it has failed to file any of its required quarterly and annual reports since the filing of its Annual Report on Form 10-KSB for the year ended December 31, 2002. If the Company were to become delinquent in its filing obligations under the federal securities laws, the Securities and Exchange Commission may halt trading in the Company's securities which would strongly reduce the value of the securities offered hereby.

                                 USE OF PROCEEDS

         If the minimum number of units are sold, we estimate that we will receive net proceeds of approximately $378,786 ($500,000 of gross proceeds, less offering expenses of $121.214) from our sale of the 2,000,000 units offered by us. If the maximum number of units are sold, we estimate that we will receive net proceeds of approximately $1,878,786 ($2,000,000 of gross proceeds, less offering expenses of $121,214) from our sale of the 8,000,000 units offered by us. This estimate is based on an initial public offering price of $0.25 per unit and is before deduction for any commissions or non-accountable expenses we may pay to registered broker-dealers, if any. We currently have no plans, arrangements or agreements to offer any units through registered broker-dealers.

We expect to use the net proceeds of the offering  for the  following  purposes:
(1)

                                  Minimum             50%               75%            Maximum
Product development (2)        $  100,000        $  300,000        $  500,000        $  700,000
Salaries(3)                           -0-               -0-               -0-           150,000
Marketing (4)                     100,000           300,000           500,000           700,000
Payment of accounts               100,000           100,000           100,000           100,000
    payable
Purchase of inventory              25,000            50,000            75,000           100,000
Working capital (5)                53,786           128,786           203,786           128,786

             Total             $  378,786        $  878,786        $1,378,786        $1,878,786

(1) Assumes that all product development, marketing and accounts payable come from the "best efforts" offering and not from operations.

(2) Consist primarily of updated packaging, artwork and molds for different size products.

(3) In the event the maximum number of Units is sold in the offering, we intend to start paying salaries to Messrs. Metter and Moskowitz at the annual rate of $100,000 and $50,000, respectively.

(4) Marketing will include brochures, advertising in automobile magazines, via the internet and at trade shows.

(5) General overhead expenses, including, but not limited to, office supplies, overnight delivery services, mail, telephones, insurance, legal and accounting fees.

         We believe that the net proceeds from the minimum offering will be sufficient to continue the development of our proposed business for the next 12 months but not enough to expand our business plan. We believe that net proceeds from the maximum offering will enable us to increase our marketing efforts. Pending maximum use of the proceeds from the Units sold by us pursuant to this Offering, as set forth above, we may invest a portion of such proceeds in short-term, interest-bearing securities, U.S. Government securities, money market investments and short-term, interest-bearing deposits in major banks. Our ability to continue the development of our business is dependent on the receipt of the net proceeds from the Units sold by us pursuant to this Offering.

         We will not receive any proceeds from the 3,844,969 additional shares of common stock that are being offered for sale by the selling stockholders under this prospectus.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market for Securities

         There is no market for our common stock.


         As of October 6, 2005, there were approximately 50 holders of record of our common stock.


         We have appointed Olde Monmouth Stock Transfer Co, Inc., Atlantic Highlands, NJ, as transfer agent for our shares of common stock.

Equity Compensation Plan Information

         Currently, we do not have any equity compensation plans in place.

                                 DIVIDEND POLICY

         We have not paid any cash dividends on our common stock and we currently intend to retain any future earnings to fund the development and growth of our business. Any future determination to pay dividends on our common stock will depend upon our results of operations, financial condition and capital requirements, applicable restrictions under any credit facilities or other contractual arrangements and such other factors deemed relevant by our Board of Directors.

                                    DILUTION

         As of May 31, 2005, our net tangible book value was $(83,490) or $(.00) per share of common stock. Net tangible book value per share is determined by dividing a company's tangible net worth (total assets, net of intangible assets, less total liabilities) by the number of outstanding common shares. Assuming the sale of the minimum offering of 2,000,000 units, the pro forma net tangible book value per share after the offering would be $.01, without taking into account any change in our net tangible book value after May 31, 2005 and after deducting estimated offering expenses. This represents an immediate increase in the net tangible book value of $.01 per share to existing shareholders and an immediate dilution of $.24 per share to new investors. All calculations of dilution are based upon an offering price of $.25. The following table illustrates this per share dilution:

                                                      ASSUMING                          ASSUMING
                                                      MINIMUM      50% of    75% of     MAXIMUM
                                                      OFFERING   OFFERING    OFFERING   OFFERING
                                                      --------   --------    -------    -------
Public offering price per share (1)                    $0.25       $0.25       $0.25     $0.25
Net tangible book value per share as of
    May 31, 2005  (.00)
Increase per share attributable to this offering        .01         .02         .03       .04
Pro forma net tangible book value per share
       after this offering                              .01         .02         .03       .04

Dilution to new investors                               .24         .23         .22       .21
Percentage of Dilution                                   96%         92%         88%       84%

(1) Prior to this offering, there is no current trading market for our stock. All calculations are based upon an offering price of $.25.

         The following table sets forth the number of shares of common stock purchased from us, the total consideration paid and the average price per share paid by the existing shareholders and by new investors in this offering on a pro forma basis as of May 31, 2005.

                                    Shares Purchased          Total Consideration
                                    -----------------         -------------------       Average Price
                                    Number       Percent      Amount         Percent    Per Share
                                    ------       -------      ------         -------    ---------
Assuming Minimum Offering:

Existing Shareholders             33,952,636      94.4%     $2,650,247       84.13%      $0.07
New Investors                      2,000,000       5.6%     $  500,000       15.87%      $0.25

Total                             35,952,636       100%     $3,150,247         100%      $0.09

                                 CAPITALIZATION

         The following table summarizes our long-term obligations and capitalization as of May 31, 2005, and as adjusted as of that date to reflect
(i) the sale of the 2,000,000 units offered in the prospectus and our application of the estimated net proceeds, and after deducting the estimated offering expenses. The information in the table is based upon an initial public offering price of $0.25 per unit. The information in the table should be read in conjunction with the more detailed combined financial statements and notes presented elsewhere in this prospectus.

                                                                        May 31, 2005
                                                                   Actual          Adjusted
                                                                 ---------      -------------
Long-term obligations [including/less] current portion        $         0         $         0
Stockholders' equity:
Common stock $.001 par value;
   authorized [50,000,000] shares; issued
   and outstanding  shares 33,952,636                              33,953              35,953
Preferred stock, $.001 par value;
   authorized 5,000,000 shares;
   no shares issued and outstanding                                     0                   0
Additional paid in capital                                      2,616,294           2,993,080

Deficit                                                        (2,733,737)         (2,733,737)
                                                              -----------         -----------
Net Stockholders' equity (deficiency)                             (83,490)            295,296
                                                              -----------         -----------
Total capitalization (deficiency)                                  32,273             411,059
                                                              ===========         ===========

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The statements contained in this prospectus are not purely historical statements, but rather include what we believe are forward-looking statements. The forward-looking statements are based on factors set forth in the following discussion and in the discussions under "Risk Factors" and "Business." Our actual results could differ materially from results anticipated in these forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements.

Overview

         We design, produce, market and distribute cleaning products for vehicular use utilizing patented technology relating to hydrophilic sponges, which are liquid absorbing, foam polyurethane matrices. Our products can be pre-loaded with detergents and waxes, which are absorbed in the core of the sponge then released gradually during use. We have also designed and have started to test market, but have not yet produced or sold, products using the same hydrophilic technology for bath and home cleaning use. We license the rights to manufacture and sell our products for vehicular use from H.H. Brown Shoe Technologies, Inc., d/b/a Dicon Technologies, the holder of the relevant patents relating to the hydrophilic sponges.

Corporate Background

         We were formed on June 18, 1999, under the name Romantic Scents, Inc. On June 12, 2001, Romantic Scents, Inc. changed its name to RSI Enterprises, Inc., and, on October 2, 2002, changed its name to Spongetech International Ltd. On July 15, 2002, we entered into a stock purchase agreement with Nexgen Acquisitions VIII, Inc., a blank check company, pursuant to which our sole stockholder, RM Enterprises International, Inc. received 12,000,000 shares of Nexgen Acquisitions VIII, Inc. and thereby became its majority stockholder. The transaction was accounted for as a reverse acquisition using the purchase method of accounting, whereby RM Enterprises International, Inc., our sole shareholder, retained approximately 63% of the outstanding common stock. Thereafter, on October 9, 2002, Nexgen Acquisitions VIII, Inc. changed its name to Spongetech Delivery Systems, Inc. On December 16, 2002, we changed our domicile to Delaware. Spongetech Delivery Systems, Inc. (formerly Nexgen Acquisitions VIII, Inc.) merged with and into us so that we became the surviving company. Immediately subsequent to the merger, we changed our name to Spongetech Delivery Systems, Inc.

         On March 1, 2004, our Certificate of Incorporation was voided by the State of Delaware for non-payment of franchise taxes for 2002 and 2003. On June 27, 2005, a Certificate for Renewal and Revival of our Certificate of Incorporation (the "Certificate") was filed with the State of Delaware, which restored, renewed and revived our Certificate of Incorporation commencing February 29, 2004. In accordance with Delaware Corporation law, upon the filing of the Certificate, our Certificate of Incorporation was renewed and revived with the same force and effect as if it had not been voided. Such reinstatement validated all contracts, acts, and matters, done and performed by our officers and agents within the scope of the Certificate of Incorporation during the time the Certificate of Incorporation was voided.

Critical Accounting Policies

         Our financial statements are prepared in accordance with accounting principles generally accepted in the United States, which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, the disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The critical accounting policies that affect our more significant estimates and assumptions used in the preparation of our financial statements are reviewed and any required adjustments are recorded on a monthly basis.

Results of Operations

Fiscal Years Ended May 31, 2005 and 2004

         Net sales for the year ended May 31, were $1,051 for the fiscal year ended May 31, 2005 as compared to $1,858 for the fiscal year ended May 31, 2004 a decrease of $807. Management attributes this decrease to its inability to promote, market, and sell its automotive product due to a lack of capital for production.

         We have no open purchase orders at this time. We have historically depended on one customer for almost all of our sales. Specifically, in 2003, our most recent year of active operations, we sold an aggregate of 183,000 sponges to TurtleWax, which represented approximately 75% of our orders. These sales to TurtleWax resulted in net sales of approximately $291,000 during the year ended May 31, 2003. Our last sale to TurtleWax was in May 2003. TurtleWax has not placed any orders with us since that time. While we remain in contact with TurtleWax and continue to have discussions with them, we have not pursued sales to TurtleWax due to our lack of proper funding. This is due to that fact that TurtleWax orders require us to have product on an in-stock basis so that we can immediately ship to them upon receiving orders.

         Cost of sales was $1,012 or 96 % of net sales for the fiscal year ended May 31, 2005 as compared to $1,600 or 86% of net sales for the fiscal year ended May 31, 2004.

         Operating expenses for the fiscal year ended May 31, 2005 decreased to $58,738 from $2,051,772 for the fiscal year ended May 31, 2004. This decrease of $1,993,034 was a result of a decrease in infrastructure costs to minimal levels while we reorganize and redesign our products. Selling expenses for the fiscal year ended May 31, 2005 was $0. General and administrative expenses for the year ended May 31, 2005 included accounting, $19,000, legal, $30,000, office $583, SEC fees of $2,452 and consulting fees of $2,469.

         Net loss for the fiscal year ended May 31, 2005 was $(58,699) or $(.00) per share as compared to net loss for the fiscal year ended May 31, 2004 of ($2,056,526) or ($.01) per share.

Plan of Operations

         We had sales of $342,019 during the year ended May 31, 2003. Since that time, we have had minimal or no sales. Specifically, during the year ended May 31, 2005 and 2004, we had sales of $1,051 and $1,858 respectively. The main reason for the decrease was that we were reorganizing and redesigning our products and did not have adequate funding to meet our supply commitments. We have recently been setting up the groundwork for new sales with advance marketing but we require additional funding in order to reenter the market and make the correct impression with buyers.

         During the next year we expect to increase our marketing and sales efforts. According to Cleanlink, a trade association for the cleaning industry, the wholesale market for chemical cleaning products was in excess of $7.6 billion in 2002. Accordingly, we believe there is a substantial market for easy to use, multi-use cleaning products. In the next twelve months, management intends to take a number of actions that it believes will enable our business to successfully participate in this growing segment of the cleaning market. Specifically, management intends to:

         1        attend the auto show in Las Vegas, Nevada in November 2005;


         2 engage sales representatives between the date hereof and November 2005; and


         3        pursue licensing  arrangements between the date hereof and May
                  2006.

      Management estimates that these actions can be completed at minimal cost of approximately $18,000 to the Company, all of which has been, and if necessary will continue to be, funded by officers, directors and affiliates of the Company until such time as the Company is able to complete this offering. There are no formal or written agreements with respect to the advance of funds to the Company by its officers, directors and affiliates. Such funds will be disbursed on an as needed basis until this Offering closes. Our officers and directors have advanced funds to the Company to cover the costs associated with the filing of this Registration Statement, including, attorneys and accountants fees and SEC filing fees.

         We have an oral agreement with a sales group from Virginia to Vermont with eleven sales representatives. The sales representatives will receive seven (7%) of net sales which they generate and will be paid on the tenth day of the month following the month in which the sales are made. The sales representatives will be attending the Tampa Bay International Auto Show, the Charlotte International Auto Show and the National Hardware Show in November 2005.

         In addition to the foregoing, we plan to formally launch a new marketing campaign upon completion of this Offering. The marketing elements will include third party marketing agreements and direct Internet marketing, including working with former customers and agents to rebuild former sales.

         We are currently exploring the attractiveness of certain distribution and marketing arrangements with third parties to enhance distribution of our products, including licensing arrangement for products that we believe are complementary to sponges and could enhance our marketability. These efforts have involved meeting with strategic licensing partners, and having discussions with them regarding our products and market opportunities. To date, we have not entered into any agreements with any such parties. There is no guarantee that we will be able to complete significant licensing agreements with the third parties that will have a positive effect on our sales, or that we will achieve successful and profitable results from our distribution and marketing efforts.

         We are also currently exploring distribution and marketing opportunities for our cleaning products for use as a household cleaning sponge. We have developed a prototype and are currently testing household cleaning sponges infused with anti-bacterial bath and kitchen soaps with a national detergent manufacturer for possible use under its logo and brand. There is no assurance that the manufacturer will purchase our sponges or that we will be successful in gaining distribution in this channel. Current competitive offerings provide all-in-one products, which are for one time use. We believe our products provide significant benefits compared to current competitive offerings due to the fact that they provide customers with the option and convenience of purchasing an all-in-one product which can be re used several times.

         We have also developed a children's bath foam sponge, with a "safe mesh" coating which prevents tearing, in the shape of animals in various colors. The sponges, which float, are infused with a gentle no-tear, non-irritating anti-bacterial soap. The bath foam sponge does not lose its soap while it is floating in the bathtub as the inner hydrophilic matrix retains the soap until the child squeezes the sponge in use. We are exploring multiple retail outlets to sell this product and to market it directly to consumers. Our licensor has orally agreed to manufacture this product for us but we have not yet made sales and cannot offer any assurances that sales will result from our proposed marketing campaign. This product is still in its research and development stage. There is no formal agreement in place memorializing such agreement.

         We are focused on expanding our marketing potential and intend to explore the possibility of entering into marketing and distribution arrangements for our products throughout the world. There is no assurance that we will be successful in gaining distribution in these markets.

          If we are not successful in raising the minimum offering we will be forced to curtail or cease our business and operations.

Liquidity and Capital Resources


         As of May 31, 2005, we had cash of $1,477, as compared to $50 at May 31, 2004. Our current cash balance as of October 6, 2005 is $912. As of May 31, 2005, net cash used by operating activities aggregated $(27,073). Management believes it can satisfy its current cash requirements for the next twelve months.


         The working capital (deficiency) at May 31, 2005 was $112,037 as compared to a working capital (deficiency) of $1,913,122 at May 31, 2004. These factors create substantial doubt about our ability to continue as a going concern. The recovery of assets and the continuation of future operations are dependent upon our ability to obtain additional debt or equity financing and our ability to generate revenues sufficient to continue pursuing our business purpose.

         In February 2005, we settled a breach of contract suit brought against us in the Supreme Court of the State of New York by Paradigm Solutions, Inc. relating to an agreement dated December 31, 2001. In this suit, Paradigm claimed compensatory damages of $33,962. Although we denied that we had any liability to Paradigm, in connection with the settlement we issued Paradigm 75,000 of our common stock valued at $28,500 or $.38 per shares and paid $7,500 in cash.

         We maintain a supply and requirements agreement with Dicon, a manufacturing company that has the technological know-how and patented and proprietary information relating to hydrophilic foam sponges and their applications. The agreement, which grants us exclusive worldwide rights to distribute the products was extended until July 2006 and requires us to purchase all of our requirements from Dicon. Pursuant to the agreement, we must purchase minimum annual required amounts from Dicon. We did not satisfy last year's requirements and paid $1,894.51 to Dicon in December 2003 in connection with the missed quantity requirements. We did not make any payments to Dicon in 2004. On February 15, 2005, we entered into a letter agreement with Dicon, pursuant to which Dicon confirmed that all required payments under the Supply and
Requirements Agreement had been made by us and agreed to extend our license until June 30, 2006.

         It is extremely difficult to itemize the price of each sponge purchased from Dicon because the price charged includes the sponge or sponge kit, packaging, storage and shipping. The price for each sponge or sponge kit, including these ancillary items, ranged from $.85 to $1.42. The average price per sponge or sponge kit was $1.12. Our operations to date have been primarily financed by sales of our equity securities to and loans from our officers and directors. As of May 31, 2005, we had a working capital deficit of $112,037. We do not expect positive cash flow from operations in the near term. Our operations presently are generating negative cash flow, and we do not expect positive cash flow from operations in the near term. We believe that the proceeds from the Units sold by us pursuant to this offering will sustain our operations for the next 12 months if the minimum is raised. However, in order for us to execute our business plan by expanding our marketing efforts, we will need to raise the maximum. If we fail to raise the minimum offering, we will need to secure additional working capital from other sources in order to sustain our operations. Any inability to obtain sufficient capital to sustain our existing operations, to meet commitments may require us to delay delivery of products, if and when ordered, to default on one or more agreements, or to significantly reduce or eliminate then existing sales and marketing, research and development or administrative functions. The occurrence of any of these, or our inability to raise adequate capital, may have a material adverse effect on our business, financial condition and results of operations.

         Due to the operating losses that we have suffered from then date of our organization, in their report on the annual consolidated financial statements for 2004, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our consolidated financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

         The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders We have purchased the following sponge kits and sponges as of the date of the prospectus:

         25,000 kits, each consisting of a vehicular sponge, detail sponge and chamois cloths
         168,600  vehicular  sponges
         4,500 detail sponges
         2,200 chamois cloths.

         We are currently in negotiations with an importer of automotive aftermarket products to South and Central America for the sale of 500,000 units. We have recently completed samples of the products with both Spanish and Portuguese labeling, and have sent them to the importer so that it can present them to its customers. We are currently waiting for the importer to contact us. We cannot guarantee that these negotiations will result in sales or that the sales will be profitable.

                                    BUSINESS
Corporate Background

         We were formed on June 18, 1999, under the name Romantic Scents, Inc. On June 12, 2001, Romantic Scents, Inc. changed its name to RSI Enterprises, Inc., and, on October 2, 2002, changed its name to Spongetech International Ltd. On July 15, 2002, we entered into a stock purchase agreement with Nexgen Acquisitions VIII, Inc., a blank check company, pursuant to which our sole stockholder, RM Enterprises International, Inc. received 12,000,000 shares of Nexgen Acquisitions VIII, Inc. and thereby became its majority stockholder. The transaction was accounted for as a reverse acquisition using the purchase method of accounting, whereby RM Enterprises International, Inc., our sole shareholder, retained approximately 63% of the outstanding common stock. Thereafter, on October 9, 2002, Nexgen Acquisitions VIII, Inc. changed its name to Spongetech Delivery Systems, Inc. On December 16, 2002, we changed our domicile to Delaware. Spongetech Delivery Systems, Inc. (formerly Nexgen Acquisitions VIII, Inc.) merged with and into us so that we became the surviving company. Immediately subsequent to the merger, we changed our name to Spongetech Delivery Systems, Inc.

         On March 1, 2004, our Certificate of Incorporation was voided by the State of Delaware for non-payment of franchise taxes for 2002 and 2003. On June 27, 2005, a Certificate for Renewal and Revival of our Certificate of Incorporation (the "Certificate") was filed with the State of Delaware, which restored, renewed and revived our Certificate of Incorporation commencing February 29, 2004. In accordance with Delaware Corporation law, upon the filing of the Certificate, our Certificate of Incorporation was renewed and revived with the same force and effect as if it had not been voided. Such reinstatement validated all contracts, acts, and matters, done and performed by our officers and agents within the scope of the Certificate of Incorporation during the time the Certificate of Incorporation was voided.

Spongetech Delivery Systems

         We design, produce, market and distribute cleaning products for vehicular and home use utilizing patented technology relating to hydrophilic (liquid absorbent) foam polyurethane matrices.

The Technology

         We entered into a license agreement on July 1, 2001 for patented technology relating to hydrophilic polyurethane matrices on an exclusive basis. The technology is owned by and licensed from H.H. Brown Shoe Technologies, Inc., Greenwich, Connecticut (d/b/a Dicon Technologies), a majority-owned subsidiary of Berkshire Hathaway, Inc. which owns the patent rights. Our license applies to the cleaning and polishing of land, sea and air transportation vehicles. We have an oral understanding but no written agreements with Dicon that would permit us to develop products using the same sponge technology in other areas, including household cleaning and personal care.

         Our license is a continuing one for the full life of the design patent, which was jointly developed by one of our former employees, and which covers the design, manufacture and use of a liquid-absorbent layer in a "molded sponge design." The patent expires in 2017.

         The license agreement mandates that we purchase our hydrophilic sponge products from Dicon unless Dicon ceases its business operations, either totally or with respect to the manufacture of the molded sponge design within the scope of the design invention as set forth in the agreement. If such event occurs, we are permitted to use other manufacturers.

         Pursuant to the license agreement, Dicon retains title to the technology. Thus, when the license expires, we have to give up any and all design rights to products that we have developed using the licensed technology. Dicon pays all expenses in connection with filing and maintaining the patent. Certain minimum quantities, as set forth in the requirements agreement with Dicon as discussed below, are required to be purchased by us in order for us to continue its exclusive use of the license. Dicon has the right, without restriction, to license its technology in areas other than sponges for use in cleaning and polishing transportation vehicles.

         The technology has also been used to draw fluids out of a human body, such as body odors, and store them in the polyurethane matrix. The technology was originally contemplated for use in shoe liners, incontinence pads and nursing pads. Currently, companies such as Payless Shoes and H.H. Brown Shoe Company (the licensor) use the technology for inner soles to absorb sweat and odors. Revlon is a licensee of the technology which it uses in a cosmetic make-up removal product.

         Our license is based on the discovery that if a sponge incorporating the hydrophilic matrix is filled with detergents and waxes, the matrix would retain these cleaning and polishing agents and could only be released when the sponge is squeezed. Thus, soap or wax could be retained for many uses and the sponge could be rinsed after use without losing the cleaning agent or wax.

         We have historically depended on one customer for almost all of our sales. Specifically, in 2003, our most recent year of active operations, we sold an aggregate of 183,000 sponges to TurtleWax, which represented approximately 75% of our orders. These sales to TurtleWax resulted in net sales of approximately $291,000 during the year ended May 31, 2003. Our last sale to TurtleWax was in May 2003. TurtleWax has not placed any orders with us since that time. While we remain in contact with TurtleWax and continue to have discussions with them, we have not pursued sales to TurtleWax due to our lack of proper funding. This is due to that fact that TurtleWax orders require us to have product on an in-stock basis so that we can immediately ship to them upon receiving orders.

Supply and Requirements Agreement

         On July 1, 2001, we entered into an exclusive worldwide supply and requirements agreement with Dicon under which we must purchase from Dicon certain minimum quantities of our sponges containing the Dicon hydrophilic matrix as follows:

         Annual Period                  Number of Sponge Products
         -------------                  -------------------------
         1st annual period                     250,000
         2nd annual period                     500,000
          and each succeeding
          annual period                      1,000,000

at the following prices:

         Aggregate Purchases            Price per sponge product
         -------------------             ----------------------
         50,000 to 100,000                  $.817 sponge only
         100,000 to 250,000                 $.795 sponge only
           Over 250,000                     $.778 sponge only

         Each annual period begins on July 1 of the current year and ends on June 30 of the following year. In the event the minimum quantities are not ordered in each one-year period, we must pay Dicon liquidated damages of $.20 per sponge for the deficiency. If we fail to pay the damages within 30 days of the end of the annual period, Dicon may terminate the license agreement or render our license non-exclusive for all subsequent periods. Dicon may, after the first annual period, raise the prices it charges for the sponges only if such increase is based on bona fide increases in material and labor costs plus an appropriate markup for overhead. The agreement was renewed until June 30, 2006. We may use other manufacturers in the event of a breach by Dicon or in the event of force majeure which prevents production for 90 days. We ordered in 75,000 sponges in the first year. In the second and third years of the contract we ordered 229,000 and 0 sponges, respectively. We therefore did not order the minimum quantity for the term of the agreement and in December 2003, we paid $1,894.51 to Dicon for any and all missed requirements. We have not paid any additional fees to Dicon for any missed requirements. Since July 1, 2004 we have purchased 908 sponges. On February 15, 2005, we entered into a letter agreement with Dicon, pursuant to which Dicon confirmed that all required payments under the Supply and Requirements Agreement had been made by us and agreed to extend our license until June 30, 2006.

         Dicon has designed and installed specialized equipment for producing molded foam products containing this superabsorbent polymer infused with detergents, soaps and waxes used as an absorbing and cleaning sponge product. The agreement sets forth minimum purchase requirements and pricing for the basic sponge product. Using its patented processes, Dicon manufactures products derived from "Hydrophilic Urethane Chemistry." The hydrophilic system has two parts, a hydrophilic pre-polymer phase and a water phase. During the water phase, various water soluble active ingredients are introduced into the products.

Products

         We have designed specially configured sponges containing an outer contact layer and an inner matrix. Dicon, our licensor and manufacturer, loads the inner matrix of the sponge with specially formulated soaps and, in our licensed automotive cleaning and polishing product, soap and wax. When the sponge is applied to a surface with minimal pressure, the soap or soap and wax are simultaneously applied to the surface. When the sponge is not in use, the hydrophilic matrix holds the soap so that it does not leech out of the sponge.

         We believe that our use of the patent has great marketing potential. We can choose any variety of cleansers, including anti-bacterial and abrasive soaps. Thus, we may fine-tune our products for use on different kinds of vehicles. New vehicles or those prepared for classic car shows require a gentle cleaner, whereas older cars which have developed a film over the paint or where the paint has faded may require a cleanser containing a compounding substance, a gentle abrasive. Depending on the use of our vehicular sponge, we may include wax, or may only include the cleanser.

         We have developed a children's bath foam sponge, with a "safe mesh" coating which prevents tearing, in the shape of animals in various colors. The sponges, which float, are infused with a gentle no-tear, non-irritating anti-bacterial soap. The bath foam sponge does not lose its soap while it is floating in the bath tub as the inner hydrophilic matrix retains the soap until the child squeezes the sponge in use. We are exploring retail outlets to sell this product, ranging from pharmacies to department stores. We also intend to market this product directly. Dicon has orally agreed to manufacture this product for us. We have not yet made sales and cannot offer any assurances that sales will result from our proposed marketing campaign.

         We have developed prototypes of household cleaning sponges infused with anti-bacterial bath and kitchen soaps. The products are being testing by a national detergent manufacturer for possible use under its logo and brand. We cannot predict whether or not the manufacturer will purchase our sponges and, if it does, whether the product will succeed in the marketplace.

Sales and Marketing

         In February 2004, we inaugurated a website, www.spongetech.com, to sell our vehicular cleaning kit directly to the public. Since inception, we have sold approximately 500 kits for aggregate sales price of approximately $4,750. We pay the website hosting company, Harbor Enterprises, a 20% royalty from the sales price on all Internet sales. We have not entered into a contract with Harbor Enterprises. Either party may terminate the relationship at any time. We ship directly to customers.

         We have an oral agreement with a sales group from Virginia to Vermont with eleven sales representatives. The sales representatives will receive seven (7%) of net sales which they generate and will be paid on the tenth day of the month following the month in which the sales are made. The sales representatives will be attending the Tampa Bay International Auto Show, the Charlotte International Auto Show and the National Hardware Show in November 2005.

New Product Development

         Our new product development program consists principally of devising or testing new products, improving the efficiency of existing ones, evaluating the environmental compatibility of products and market testing. We estimate that our management devotes 2,000 hours to developing a product, its packaging and its marketing campaign. We have never paid nor do we expect to ever have to pay cash compensation for any product development activities. We are considering the expansion of our product lines to include household cleaning products and personal hygiene products. Dicon produced samples for us of our children's bath foam sponge and household cleaning sponge. We have not yet signed an agreement with Dicon in connection with the children's bath or household cleaning sponges.

New Marketing

         We are currently in negotiations to sell 500,000 vehicular sponges to Hebco, Inc., a Caracas, Venezuela based exporter of automotive products to South America, subject to that entity's approval of both Spanish and Portuguese language translations of the product's packaging. We are also in talks with Vanity Events, Inc. an organizer of worldwide touring groups of swimsuit models , regarding licensing products from that company to market with the sponges In addition, we are seeking to create a home line for our sponges. We cannot warrant that any of these discussions will result in contracts or purchase orders.

Competition

         We compete with international, national and local manufacturers and distributors of soaps, detergents, waxes, sponges, cloths and other automotive, household and bath products. Indirectly, in the automotive product area, we compete with drive-through car washes. Our competition, for the most part, has brand recognition and large marketing and advertising budgets. We face major multinational competition in our proposed household and children's bath sponges. Although our product is unique and patented, we cannot predict its acceptance in any of the marketplaces for which it is designed.

         We compete on the basis of the uniqueness of our sponge, which combines efficiency and effectiveness compared to other vehicular cleaning products. Our product avoids the preparation and clean-up of using sponges, liquid soaps and pails of water. It also avoids the mess and limited storage life of traditional liquid and paste waxes. In addition, our cleaning and wax product is much easier to apply and does not have to be buffed. Our sponge which combines soap and wax is considerable cheaper than the purchase of the individual cleaning and application products, and our cleaning product is less expensive than the cost of a sponge and liquid detergent.

         We have in the past sold and intend to again explore retail markets, to sell and provide greater public exposure to our vehicular sponge product.

Government Regulations

         Our cleaning products may be regulated by the Consumer Product Safety Commission under authority of the Hazardous Substances Act. The Consumer Product Safety Commission's jurisdiction covers most non-cosmetic, non-drug substances used in the home. The Federal agency develops voluntary standards with industry and issues and enforces mandatory standards or bans consumer products if no feasible standard would adequately protect the public. It conducts research on potential product hazards and obtains the recall of products that it believes pose potential risk for serious injury or death, or arranges for their repair. Additionally, the Consumer Product Safety Commission informs and educates consumers through the media, state and local governments, private organizations and by responding to consumer inquiries on, among other things, what safety features to look for in products. We do not believe that we are currently subject to any other direct federal, state or local regulation except in connection with regulations applicable to businesses generally or directly applicable to retailing or electronic commerce.

Employees

         We currently employ five people on a part-time basis of whom three are members of the business and sales management team and two are staff.

                             DESCRIPTION OF PROPERTY

         Since December 8, 2004, we have been occupying our principal offices, which consist of 800 square feet of office space located at The Empire State Building, 350 Fifth Avenue, Suite 2204, New York, New York 10118. The premises are leased by members of the family of Steven Moskowitz, our secretary. Pursuant to a sublease agreement, we paid 60,000 shares of our common stock as consideration for the term of sublease. The sublease which covers 800 square feet of the subleased property expires on January 31, 2008. We pay directly for telephone, utilities and other expenses.

                                LEGAL PROCEEDINGS

         Except as described below, we are not currently a party to, nor is any of our property currently the subject of, any pending legal proceeding. None of our directors, officers or affiliates is involved in a proceeding adverse to our business or has a material interest adverse to our business.

         We are aware of a lawsuit commenced against, among others, the Company, by Westgate Financial Corporation ("Westgate"). On January 6, 2003, the Company and Westgate entered into a factoring agreement wherein the Company assigned to Westgate its accounts receivable arising out of its sale of goods or rendition of services to customers (the "Contract"). Westgate asserts a breach of that contract against the Company seeking damages of $11,049.82 with interest accrued thereon, costs and reasonable attorney's fees. Specifically, Westgate alleges that the Company defaulted on the Contract by, allegedly, failing to assign any accounts receivable for sixty (60) days. The Company has counterclaimed alleging breach of contract and seeks damages in an amount not less than $13,006.01, which damages are the amount of credits due the Company at the time Westgate terminated the Contract. Currently, the parties are conducting discovery. On September 19, 2005, our attorneys filed a Motion to Compel Discovery as Westgate has failed to respond to our requests for discovery.

                                   MANAGEMENT

Executive Officers, Directors, Director Nominees and Key Employees

         The following table sets forth certain information regarding our current Executive Officers, Directors and Key Employees:

Name                          Age      Position                          Since
------------------------      ---      -------------                     ------
Michael Metter*               53       President,
                                       Chief Executive Officer,
                                       Director                          5/2001

Steven Moskowitz*             41       Secretary, Treasurer
                                       Director                          6/1999

Frank Lazauskas               45       Director                          7/2001

Thomas Monahan                57       Chief Financial Officer           3/2004

----------------

* Michael Metter and Steven Moskowitz are promoters of Spongetech. In addition, RM Enterprises International, Jerome Schlanger and Michael Sorrentino were our promoters.

Background of Officers and Directors

         Michael Metter has been President, Chief Executive Officer and a Director since May 2001. Mr. Metter has served as President of RM Enterprises International, Inc., our majority stockholder, since April, 2001, and as its Chief Executive Officer since March 2, 2004. He has been a director of Western Power and Equipment Corp. (OTCBB) since February 2003. Mr. Metter served as the President of Azurel, Ltd. (OTCBB and subsequently Pink Sheets) from October 2002 to February 2003, and as its Chief Operating Officer from October 2002 to June 2003. Azurel is delinquent in its reporting requirements with the SEC due to the fact that it has failed to file any of its required quarterly and annual reports since the filing of its Annual Report on Form 10-KSB for the year ended December 31, 2002. Since June 2002, Mr. Metter has served as President and Chief Executive Officer of BusinessTalkRadio.net, a syndicated radio network based in Greenwich, Connecticut. Since June 2003, he has been chairman of the board of Tiburon Capital Group, a privately held holding corporation. He has served since May 2000 as Vice-President ERC Corp., a privately held marketing consultant. He was compliance director of Securities Capital Trading, Inc., a securities broker-dealer, from October 1998 to February 2001. On April 19, 2001, Mr. Metter filed a petition in personal bankruptcy in the District of Connecticut, Bridgeport Division, and was discharged on December 14, 2001. Mr. Metter received his MBA in Finance in 1975 and his B.A. in Marketing and Accounting in 1973 from Adelphi University.

         Steven Moskowitz has been Secretary, Treasurer and a Director since June 1999. Mr. Moskowitz has served as a director of RM Enterprises International, Inc. since April 2001, and as its Secretary since March 2, 2004. He has been a director of Western Power and Equipment Corp. (OTCBB) since February 11, 2003. Mr. Moskowitz was a director and CEO of Azurel, Ltd, (OTCBB and subsequently Pink Sheets) from October 31, 2002 to October 10, 2003. Mr. Moskowitz rejoined Azurel from May 1, 2004 through July 26, 2004 as CEO and President. On July 25, 2005, Mr. Moskowitz was elected as CEO and President of Azurel. Azurel is delinquent in its reporting requirements with the SEC due to the fact that it has failed to file any of its required quarterly and annual reports since the filing of its Annual Report on Form 10-KSB for the year ended December 31, 2002. Since June 2003, he has been director of Tiburon Capital Group, a privately held holding corporation, and since May 2000, he has served as Vice President of ERC Corp., a privately-held marketing consultant. He served as Vice President, Marketing and Business Development for H. W. Carter & Sons, a distributor of children's clothing, from 1987 to 2002. He was President of the
H. W. Carter & Sons division of Evolutions, Inc. from 1996 to 1997. Mr. Moskowitz served in various capacities at Smart Style Industries, a manufacturer and distributor of children's apparel, from 1986 to 1987 from sales assistant to Vice President Sales and Marketing. He received his B.S. in Management from Touro College in 1986.

         Frank Lazauskas has been a Director since July 2001. Mr. Lazauskas is the founder and President of FJL Enterprises, Inc. and TNJ Enterprises, Inc., formed in 1999 and 1997, respectively, which own and operate eight Dominos Pizza Stores. He was elected a director of RM Enterprises International, Inc., our majority stockholder, in March 2004. Mr. Lazauskas was a director of Azurel, Ltd, (OTCBB and subsequently Pink Sheets) from October 2002 to June 2003. Azurel is delinquent in its reporting requirements with the SEC due to the fact that it has failed to file any of its required quarterly and annual reports since the filing of its Annual Report on Form 10-KSB for the year ended December 31, 2002. He received his B.A. in Mathematics from Central Connecticut State University in 1983.

         Thomas Monahan has been Chief Financial Officer since March 2004. Mr. Monahan has been self-employed as a Certified Public Accountant since 1987. Mr. Monahan received his B.S. in Accounting from Rutgers University in 1970 and his M.A. in Marketing and Distributive Education from Montclair State College, Montclair, New Jersey in 1975.

         Pursuant to our bylaws, our directors are elected at our annual meeting of stockholders and each director holds office until his successor is elected and qualified. Officers are elected by our Board of Directors and hold office until an officer's successor has been duly appointed and qualified unless an officer sooner dies, resigns or is removed by the Board. There are no family relationships among any of our directors and executive officers.

Director Compensation

         Our directors do not receive cash compensation for their services as directors but are reimbursed for their reasonable expenses for attending board and board committee meetings.

Committee of the Board of Directors

         We have an audit committee composed of Frank Lazauskas and Thomas Monahan.

                             EXECUTIVE COMPENSATION

         The following table sets forth for the fiscal years ended May 31, 2005 and 2004, the compensation we paid to our Chief Executive Officer(s) and any other executive officers who earned in excess of $100,000 based on salary and bonus.

                           SUMMARY COMPENSATION TABLE

                                                                                              Long-Term
                                                                                            Compensation
                                                                             --------------------------------------------
                                               Annual Compensation                      Awards                Payouts
                                       ------------------------------------- ------------------------------ -------------
                                                                                                                             All
                                                                   Other                       Securities                   Other
                                                                  Annual        Restricted     Under-lying                 Compen-
          Name and                                                Compen-     Stock Award(s)    Options/        LTIP      sation
     Principal Position       Year      Salary ($)   Bonus ($)  sation ($)         ($)          SARs (#)    Payouts ($)      ($)
--------------------------- ---------- ------------- ---------- ------------ ----------------- ------------ ------------- ----------
Michael Metter               2005          0           0           0               0              0             0           0
 Chief Executive Officer     2004          0           0           0               0              0             0           0
                             2003          0           0           0               0              0             0           0

Option Grants for the fiscal years ended May 31, 2005 and 2004

         No options or SARs were granted to the named executive officers during fiscal year ended May 31, 2005.

Aggregated Option Exercise for the fiscal years Ended May 31, 2005 and 2004 and Fiscal Year-End Option Values

         None.

Securities Authorized for Issuance Under Equity Compensation Plans

         The following table shows information with respect to each equity compensation plan under which our common stock is authorized for issuance as of the fiscal year ended May 31, 2005.

                      EQUITY COMPENSATION PLAN INFORMATION
-----------------------------------------------------------------------------------------------------------------
           Plan category              Number of securities       Weighted average        Number of securities
                                        to be issued upon       exercise price of      remaining available for
                                           exercise of         outstanding options,     future issuance under
                                      outstanding options,     warrants and rights    equity compensation plans
                                       warrants and rights                              (excluding securities
                                                                                       reflected in column (a)
-----------------------------------------------------------------------------------------------------------------
                                               (a)                     (b)                       (c)
-----------------------------------------------------------------------------------------------------------------
Equity compensation plans approved             -0-                     -0-                       -0-
by security holders
-----------------------------------------------------------------------------------------------------------------
Equity compensation plans not                  -0-                     -0-                       -0-
approved by security holders
-----------------------------------------------------------------------------------------------------------------
Total                                          -0-                     -0-                       -0-
-----------------------------------------------------------------------------------------------------------------

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         We were incorporated in New York State on July 18, 1999 as Romantic Scents, Inc. by RM Enterprises International, Inc. which was issued 5,000 shares representing all our issued and outstanding capital stock in consideration of forming our company. We received advances from RM Enterprises International in the aggregate amount of $113,414. These advances were paid back to RM Enterprises International on an interest-free basis through the conversion of debt into common stock. RM Enterprises International, Inc. may be considered a promoter. Michael Metter, our President, and Steven Moskowitz, our Secretary, may also be considered our promoters. Jerome Schlanger and Michael Sorrentino were former presidents of us and may be considered promoters. Aside from the shares of our common stock which it received in connection with our formation, RM Enterprises International has received no additional consideration from us for its activities related to our formation or business.

         The  control   persons  and   beneficial   owners  of  RM   Enterprises
International are Michael Metter, Steven Moskowitz and Frank Lazauskas, all of whom are directors of RM Enterprises International.

         Jerome Schlanger was Treasurer and a director of RM Enterprises until his resignation as of March 3, 2004. On July 15, 2002, under the name of RSI Enterprises, we entered into a stock exchange agreement with Nexgen Acquisitions under which we became a wholly-owned subsidiary. Our then sole stockholder, RM Enterprises, received 12,000,000 shares of the common stock of Nexgen Acquisitions VIII and became its majority stockholder. Guy Cohen, as the owner of Nexgen Holdings, Inc., the parent of Nexgen Acquisitions was the promoter of Nexgen Acquisitions; and he received no additional consideration from us for his activities. Mr. Cohen, on November 22, 2004, transferred his interest in Nexgen Holdings to The Rubin Family Irrevocable Stock Trust.

         In September, 2002, the majority stockholder of Nexgen Acquisitions VIII transferred 2,000,000 shares to The Rubin Family Irrevocable Stock Trust, a stockholder but not a control person of RM Enterprises, 300,000 shares to Eugene Dworkis, 200,000 shares to Maurice Harroch and 500,000 shares to Falcon Crest Capital, Inc.

         Michael Sorrentino, a former employee, loaned us $25,000 on February 21, 2001 payable on demand. We had been accruing interest at the rate of 10% per annum. Between June 1, 2000 to May 31, 2001, RM Enterprises International, Inc., our majority stockholder, loaned us during the fiscal year ended May 31, 2001, an aggregate of $51,930. The loan did not bear interest, and the maturity date was extended to December 31, 2004. From November, 2002 through November 30, 2003, RM Enterprises International loaned us an aggregate of $73,600, payable on demand. The loan which was now due December 31, 2004 did not bear interest. We used these funds to pay rent in the amount of $15,000, telephone costs in the amount of $7,500 and other administrative expenses relating to our occupancy of our headquarters premises of $51,100. All of these loans were converted into shares of our common stock.

         In January 2003, we paid $24,500 to a company owned by Deborah Metter, the wife of Michael Metter, our President, for marketing and promotional services in connection with the preparation of an infomercial for the vehicular sponge, including the use of her home. In 2003 and the first half of 2004, we marketed our products on a radio talk show aired by BusinessTalkRadio.net, a syndicated radio network of which Mr. Metter is President and CEO. BusinessTalkRadio.net received a $1.00 commission on each item sold. We paid BusinessTalkRadio.net an aggregate of $300 during that time but currently do not advertise on the program.

         From our inception in July 1999 until March 2, 2004, we occupied office and warehouse space in premises in an industrial building leased by RM Enterprises International. We paid RM Enterprises International an aggregate of $15,000 for rent, $7,500 for telephone costs and $51,600 for administrative costs. From March 3, 2004 through December 15, 2004, we occupied office space rent-free in an office tower that was leased by the family of Steven Moskowitz. We currently sublease office space from A&N Enterprises LLC, which is leased by the family of Steven Moskowitz. We issued 60,000 shares of common stock to A&N Enterprises as consideration for our use of the premises.

         In January 2005, we issued and aggregate of 12,030,000 shares of our common stock to our officers, directors and related parties, as compensation for services performed on our behalf.

         In January 2005, we issued 533,333 shares of our common stock to Steven Moskowitz, our Secretary and Director, in exchange for $114,400 in debt.

         In January 2005, we issued 466,667 shares of our common stock to RM Enterprise International and 215,969 shares of our common stock to Flo Weinberg, Inc., its wholly-owned subsidiary, in exchange for $183,414 in debt.

         In January 2005, we issued 466,667 shares of our common stock to American United Global, Inc., which is majority-owned by The Rubin Family Irrevocable Stock Trust, in exchange for $70,000 in debt.

         In January 2005, we issued 500,000 shares of our common stock to Michael Sorrentino, in exchange for $75,000 in debt.

         We believe that these transactions were on terms as favorable as could have been obtained from unaffiliated third parties. All future transactions we enter into with our directors, executive officers and other affiliated persons will be on terms no less favorable to us than can be obtained from an unaffiliated party and will be approved by a majority of the independent, disinterested members of our board of directors, and who had access, at our expense, to our or independent legal counsel.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth certain information, as of June 28, 2005, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

-------------------------------------------------------------------------------------------------------------------------
                                                                   Shares of Common Stock Beneficially Owned(1)(2)
-------------------------------------------------------------------------------------------------------------------------
               Name                            Title                     Number                      Percent
-------------------------------------------------------------------------------------------------------------------------
RM Enterprises International, Inc.                                     12,382,636                     36.5%
(3)
c/o Spongetech Delivery Systems,
Inc.
The Empire State Building, Suite
2204
New York, New York 10118

-------------------------------------------------------------------------------------------------------------------------
The Rubin Family Irrevocable                                           7,377,667                      21.7%
  Stock Trust (4)
25 Highland Boulevard
Dix Hills, New York 11746

-------------------------------------------------------------------------------------------------------------------------
Michael Metter (3)(5)                President, Chief                  15,712,636                     46.3%
One Tinker Lane                      Executive Officer and
Greenwich, CT 06830                  Director

-------------------------------------------------------------------------------------------------------------------------
Steven Moskowitz (3)                 Secretary and Director            15,185,969                     44.7%
c/o Spongetech Delivery Systems,
Inc.
The Empire State Building, Suite
2204
New York, New York 10118

-------------------------------------------------------------------------------------------------------------------------
Thomas Monahan                       Chief Financial Officer            100,000                         *
3638 Oxford Avenue
Riverdale, New York 10463

-------------------------------------------------------------------------------------------------------------------------
Frank Lazauskas (3)                  Director                          15,712,636                     46.3%
51 Niagara Street
Newark, New Jersey 07105

-------------------------------------------------------------------------------------------------------------------------
Officers and                                                           21,945,969                     64.6%
Directors
(4 persons)(6)
-------------------------------------------------------------------------------------------------------------------------

* less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, the persons and entity named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Under rules adopted by the SEC, shares of common stock issuable pursuant to warrants or options or upon conversion of convertible securities, to the extent such warrants or options or convertible securities are currently exercisable or convertible within 60 days of the date of the prospectus, are treated as outstanding for computing the percentage of the person holding such securities but are not treated as outstanding for computing the percentage of any other person.

(2) The percentage of beneficial ownership is based on 33,952,636 shares of our common stock outstanding as of the date of the prospectus.

(3) Includes 215,969 shares of our common stock owned by Flo Weinberg, Inc., a wholly-owned subsidiary of RM Enterprises International. The control persons of RM Enterprises International are Michael Metter, Steven Moskowitz and Frank Lazauskas, all of whom are directors of RM Enterprises International.

(4) Includes 466,667 shares of common stock owned by American United Global, Inc., of which The Rubin Family Irrevocable Stock is a majority stockholder. The trustees of The Rubin Family Irrevocable Stock Trust are Majorie Rubin and Robert Shulman, CPA. The beneficiaries of The Rubin Family Irrevocable Stock Trust are Linda Rubin, Andrew Rubin and Lisa Rubin.

(5) Includes 1,665,000 shares of our common stock beneficially owned by Deborah Metter, Michael Metter's wife, through D.L. Investments, Inc. Mr. Metter disclaims beneficial ownership of these shares.

(6)      Includes (i) 1,665,000  shares of our common stock held by Mr.  Metter;
         (ii) includes 1,665,000 shares of our common stock beneficially owned by Deborah Metter, Michael Metter's wife, through D.L. Investments, Inc. Mr. Metter disclaims beneficial ownership of these shares; (iii) 2,803,333 shares of our common stock held by Mr. Moskowitz; (iv) 3,330,000 shares of our common stock held by Mr. Lazauskas; (v) 100,000 shares of our common stock held by Mr. Monahan; and (vi) 12,382,636 shares of our common stock held by RM Enterprises International, including 215,969 shares of our common stock owned by Flo Weinberg, Inc., a wholly-owned subsidiary of RM Enterprises International. The control persons of RM Enterprises International are Michael Metter, Steven Moskowitz and Frank Lazauskas, all of whom are directors of RM Enterprises International.

                            DESCRIPTION OF SECURITIES

         The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Certificate of Incorporation, with amendments, all of which have been filed as exhibits to our registration statement of which this prospectus is a part.

Capital Structure

         Our capital stock consists of 55,000,000 shares of capital stock, par value $.001 per share, of which 50,000,000 shares are common stock and 5,000,000 shares are preferred stock that may be issued in one or more series at the discretion of the board of directors. As of the date hereof, 33,952,636 shares of common stock and no shares of preferred stock are issued and outstanding.

Units

         Each unit offered hereby consists of one share of common stock and one redeemable class A warrant. The components of the unit will not be separately transferable for a period of 90 days from the initial closing of this offering, or sooner in our discretion. We will issue a press release if we determine to allow the common stock and class A redeemable warrants to become separately tradable prior to 90 days.

Common Stock

         We are authorized to issue 50,000,000 shares of common stock, $.001 par value per share, of which 33,952,636 shares are issued and outstanding as of the date of the prospectus. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders.

         Holders of our common stock:

         1 have equal ratable rights to dividends from funds legally available therefore, if declared by our board of directors;

         2        are entitled to share  ratably in all of our assets  available
                  for   distribution   to  holders  of  common  stock  upon  our
                  liquidation, dissolution or winding up;

         3 do not have preemptive, subscription or conversion rights, or redemption or sinking fund provisions; and

         4 are entitled to one noncumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders.

         Cumulative voting for the election of directors is not provided for in our certificate of incorporation, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election.

         Our certificate of incorporation provides that specified provisions may not be repealed or amended except upon the affirmative vote of the holders of not less than 2/3 of the outstanding stock entitled to vote. This provision would enable the holders of more than 1/3 of our voting stock to prevent amendments to the certificate of incorporation even if they were favored by the holders of a majority of the voting stock.

Preferred Stock

         We may, subject to limitations prescribed by Delaware law:

         1 provide for the issuance of up to 5,000,000 shares of our preferred stock in one or more series;

         2 establish from time to time the number of shares to be included in each such series;

         3        fix the rights,  preferences  and  privileges of the shares of
                  each   wholly   unissued   series   and  any   qualifications,
                  limitations or restrictions thereon; and

         4 increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding)

without any further vote or action by the stockholders.

         Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. We have no current plans to issue any shares of preferred stock.

Redeemable Class A Warrants

         Each redeemable class A warrant entitles the registered holder thereof to purchase one share of common stock form us at a price of $0.50 per share, subject to adjustment in certain circumstances, at any time from the date the warrants become separately tradable until five years after the date hereof.

         We may redeem the class A warrants at a redemption price of $0.001 per class A warrant, upon at least 30 days' written notice, commencing on _________, 2005 (six months after the date hereof), if the average of the closing high bid prices of the common stock exceeds $1.00 for five consecutive trading days ending on the third day prior to the date on which notice of redemption is given, and provided that a current prospectus relating to the underlying securities is then in effect. All of the redeemable class A warrants must be redeemed if any are redeemed. We will redeem the warrants if we are in need of additional capital at a time when the common stock is trading above $1.00 and we believe that other sources of capital are less advantageous.

         The exercise prices and number of shares of common stock or other securities issuable upon exercise of the redeemable class A warrants are subject to adjustment in certain circumstances, including in the event of a stock
dividend,   stock   split,   recapitalization,    reorganization,    merger   or
consolidation.

         The redeemable class A warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price to the warrant agent for the number of redeemable class A warrants being exercised. Holders of the redeemable class A warrants do not have the rights or privileges of holders of common stock.

         In order to comply with applicable laws in connection with the exercise of the redeemable class A warrants and the resale of the common stock issued upon such exercise, the redeemable class A warrants will be exercisable only if:

         1 at the time of exercise, we have an effective and current registration statement on file with the Securities and Exchange Commission covering the shares of common stock issuable upon exercise upon such redeemable class A warrant; and

         2 such shares have been registered or qualified or deemed to be exempt from registration or qualification under the securities laws of the state of residence of the holder of such redeemable class A warrant.

         We will use our best efforts to have all shares so registered or qualified on or before any exercise date and to maintain a current prospectus relating thereto until the expiration of the redeemable class A warrants, subject to the terms of the warrant agreement. While it is our intention to do so, there is no assurance that it will be able to comply. We therefore will be required to file post-effective amendments to this registration statement when subsequent events require such amendments in order to continue the registration of the common stock underlying the redeemable class A warrants and to take appropriate action under state laws. During any period in which we fail to maintain the effectiveness of this registration statement, the warrantholders will not be able to exercise their redeemable class A warrants.

Reports to Stockholders

         We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practicable after the end of each fiscal year. Our fiscal year ends on May 31.

Transfer Agent

         We have appointed Olde Monmouth Stock Transfer Co., Inc., Atlantic Highlands, New Jersey, as transfer agent for our shares of common stock and warrants.

                              SELLING STOCKHOLDERS

         We are registering 3,844,969 of the shares, which are owned by our stockholders. We will not receive any of the proceeds from sales of shares offered under this prospectus by the selling stockholders.

         All costs, expenses and fees in connection with the registration of the selling stockholders' shares will be borne by us. All brokerage commissions, if any, attributable to the sale of shares by selling stockholders will be borne by selling stockholders.

         The following table sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered. None of such persons are broker-dealers or affiliates of broker-dealers.

====================================================================================================================
                                        Shares Beneficially Owned                     Shares Beneficially Owned
                                          Prior to the Offering                        After the Offering (1)
                                        -------------------------                 ----------------------------------
                                                                       Total         Percent           Percent
                                                                       Shares        Assuming          Assuming
                  Name                  Number        Percent        Registered   Minimum Offering  Maximum Offering
                  ----                  ------        -------        ----------   ----------------  ----------------
Shinya Araki                             5,000           *              5,000          -0-%            -0-%
Neil Foley                               5,000           *              5,000          -0-%            -0-%
Jean Geyer                              10,000           *             10,000          -0-%            -0-%
Emma Hass                                8,000           *              8,000          -0-%            -0-%
Melvin Koeller                           5,000           *              5,000          -0-%            -0-%
Malcom McGuire                          10,000           *             10,000          -0-%            -0-%
Sue Neil                                 8,000           *              8,000          -0-%            -0-%
Kevin O'Hara                             8,000           *              8,000          -0-%            -0-%
Olson Jeweler                            5,000           *              5,000          -0-%            -0-%
Bettye Oustz                             8,000           *              8,000          -0-%            -0-%
Angelo Palmisano                         5,000           *              5,000          -0-%            -0-%
Linda Chadwick                           5,000           *              5,000          -0-%            -0-%
Carol Polevoy                            8,000           *              8,000          -0-%            -0-%
Philip Wong                              8,000           *              8,000          -0-%            -0-%
Neil Cox                                 8,000           *              8,000          -0-%            -0-%
Richard Blundell                        10,000           *             10,000          -0-%            -0-%
Ken Heng                                10,000           *             10,000          -0-%            -0-%
Donna Lutsky                             5,000           *              5,000          -0-%            -0-%
Jay Lutsky                               5,000           *              5,000          -0-%            -0-%
Tanna Sessions                           5,000           *              5,000          -0-%            -0-%
Dean Sessions                            5,000           *              5,000          -0-%            -0-%
Patsy Sessions                           5,000           *              5,000          -0-%            -0-%
Michelle Brown                           5,000           *              5,000          -0-%            -0-%
James John                               8,000           *              8,000          -0-%            -0-%
Arden Amos                              10,000           *             10,000          -0-%            -0-%
Robert Sessions                          5,000           *              5,000          -0-%            -0-%
Robert Sonfield                         10,000           *             10,000          -0-%            -0-%
Margot Krimmel                          10,000           *             10,000          -0-%            -0-%
Bonnie Carol                            10,000           *             10,000          -0-%            -0-%
Max Krimmel                             10,000           *             10,000          -0-%            -0-%
Renegade Consulting (2)                100,000           *            100,000          -0-%            -0-%
Joel Pensley                           775,000        2.5%            775,000          -0-%            -0-%
Maurice Harroch                        200,000           *            200,000          -0-%            -0-%
Flo Weinberg, Inc. (3)                 215,969           *            215,969          -0-%            -0-%
DDK and Company LLC (4)                500,000        1.5%            500,000          -0-%            -0-%
Michael Sorrentino                     500,000        1.4%            500,000          -0-%            -0-%
A&N Enterprises LLC (5)                310,000           *            310,000          -0-%            -0-%
Robert J. Miller                       100,000           *            100,000          -0-%            -0-%
Reed Smith LLC (6)                     100,000           *            100,000          -0-%            -0-%
Ahava Investments Inc. (7)             500,000        1.4%            500,000          -0-%            -0-%
Touchdown Capital Inc. (8)             250,000           *            250,000          -0-%            -0-%
Irwin Pearl                             32,500           *             32,500          -0-%            -0-%
Patti DeMatteo                          32,500           *             32,500          -0-%            -0-%
Eliot F. Bloom                          10,000           *             10,000          -0-%            -0-%
                                                                    ---------
                                                                    3,844,969

(1) Applicable percentage ownership is based on 33,952,636 shares of common stock outstanding as of April 29, 2005, together with securities exercisable or convertible into shares of common stock within 60 days of April 29, 2005. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of April 29, 2005 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Joel Pensley has voting and investment power over the shares held by Renegade Consulting, Inc.

(3) Flo Weinberg, Inc. is a wholly-owned subsidiary of RM Enterprises International, Inc, which owns 36.5% of the common stock of Spongetech. Michael Metter, Steven Moskowitz and Frank Lazauskas, the board of directors of RM Enterprises International, hold voting and investment power over the shares held by Flo Weinberg.

(4) Allen Dorkin holds voting and investment power over the shares held by DDK & Company LLC.

(5) Norman Moskowitz holds voting and investment power over the shares of our common stock held by A&N Enterprises. Norman Moskowitz is the father of Steven Moskowitz.

(6) Robert Miller holds voting and investment power over the shares of our common stock held by Reed Smith.

(7) Beat Kranz holds voting and investment power over the shares of our common stock held by Ahava Investments, Inc

(8) Steven Klein holds voting and investment power over the shares of our common stock held by Touchdown Capital

                         SHARES ELIGIBLE FOR FUTURE SALE

         On the date of the prospectus, 6,294,000 shares of common stock owned by our stockholders, will be freely tradable without restriction under the Securities Act. None of these shares are held by our "affiliates" as that term is defined in Rule 144 under the Securities Act. We have outstanding 33,952,636 shares of our common stock.

         Sale of Restricted Shares. Shares of our common stock held by affiliates will be eligible for sale in the public market, subject to certain volume limitations and the expiration of applicable holding periods under Rule 144 of the Securities Act. In general, under Rule 144, persons who have beneficially owned restricted shares for at least one year are entitled to sell within any three-month period the number of shares which does not exceed the greater of 1% of the number of shares of common stock then outstanding (which will equal approximately 339,526 shares) or the average weekly trading volume of the common stock during the four calendar weeks preceding the date on which notice of such sale was files under Form 144 with the SEC. Sales under Rule 144 are also subject to manner of sale and notice requirements and to the availability of current public information about us. Under Rule 144(k), a person who has not been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, may resell the shares of common stock without complying with the manner of sale, public information, volume limitation or notice requirements of Rule 144.

         We can offer no assurance that an active public market in our shares will develop. Future sales of substantial amounts of our shares (including shares issued upon exercise of outstanding options) in the public market could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

         The  Securities  and Exchange  Commission  has taken the position  that promoters or affiliates of blank check companies and their transferees, both before and after a business combination, would act as an "underwriter" under the Securities Act when reselling the securities of a blank check company. Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering and that Rule 144 would not be able for those resale transactions despite technical compliance with the requirements of Rule 144. Accordingly, the securities of our predecessor Nexgen Acquisitions VIII, Inc., a blank check company, which are held by several of our shareholders are restricted and such securities can only be resold only through registration under the Securities Act.

                              PLAN OF DISTRIBUTION

Shares to be sold by Us

         We are offering units on a "best-efforts, minimum 2,000,000 Units, maximum 8,000,000 Units" basis, at a price of $0.25 per unit. There is no commitment on the part of any person to purchase and pay for any shares. The existing officers and directors reserve the right to acquire up to the minimum number of Units in this offering. We anticipate that to the extent that any of our officers and directors purchase Units in the offering, they will do so with investment intent and not with a view toward the distribution of the Units purchased. None of the Company's officers or directors will participate in the making of this Offering other than by the delivery of this Prospectus or by responding to inquiries by prospective purchasers. Such responses shall be limited to the information contained in the Registration Statement of which this Prospectus is a part.

         No commission will be paid with respect to the sale of Units. The Company will pay its own legal and accounting fees and other expenses incurred in connection with the Offering.

         This offering is intended to be made solely by the delivery of this Prospectus and the accompanying subscription application to prospective investors. Michael L. Metter, our President and Chief Executive Officer, and Steven Moskowitz, our Secretary, will offer the securities in this Offering on behalf of the Company. Messrs. Metter and Moskowitz may only make sales if they can rely on the exemption provided by Rule 3a4-1 under the Securities Exchange Act of 1934, which permits such persons to sell securities under certain circumstances without registration as a securities broker. Messrs. Metter and Moskowitz will not receive any commissions or other remuneration based either directly or indirectly on transactions in our securities for their efforts in making any such offers or sales. Neither of these individuals is a registered broker-dealer or an affiliate of broker-dealers. Furthermore, Messrs. Metter and Moskowitz shall conduct their selling activity in accordance with paragraph
(a)(4)(ii) of Rule 3a4-1, in that each person primarily performs substantial duties for the issuer other than in connection with transactions in securities, each person is not a broker or dealer or affiliated with a broker or dealer in the last twelve months and each person does not participate in selling an offering of securities more than once every twelve months other than as permitted under Rule 3a4-1. Neither Mr. Metter or Mr. Moskowitz are subject to a statutory disqua1ification as that term is defined in section 3(a)(39) of the Securities Act of 1933. Further, neither Mr. Metter or Mr. Moskowitz is an associated person of a broker or dealer.

         We may also engage registered broker-dealers to offer and sell the units. We may pay any such registered persons who make such sales a commission of up to 10% of the sale price of each unit sold, and provide the registered persons a non-accountable expense allowance of up to 3% of the sale price of each unit sold. We have not entered into any underwriting agreement, arrangement or understanding for the sale of the units being offered. In the event we retain a broker who may be deemed an underwriter after this the effectiveness of this Registration Statement, we will file a post-effective amendment to this registration statement with the Securities and Exchange Commission. Other than our officers, directors and/or employees and, possibly, registered broker-dealers, no other person has been authorized to offer for sale the securities included in this prospectus for the account of the Company.

         Prior to this offering there has been no public market for our common stock. The offering price of the shares was determined by us based upon our assessment of our value compared to others in our market, taking into account, among other matters, the following:

         1 the relatively early stage of our development compared to others in similar industries;

         2 the limited capital available to us through this offering or through other sources;

         3 our ability to expand and develop our operations based upon the capital provided by this offering;

         4 our potential value if we are successful in implementing our business plan;

         5        a multiple of our revenues; and

         6        the general market for publicly traded securities.

         The exercise price of the redeemable class A warrants was based solely on our arbitrary assessment of a premium over the offering price of the unit which we believe will provide some value to the redeemable class A warrant. There can be no assurance that they will in fact have any value. The offering price of the units and the exercise price of the class A warrants bears no relationship to any recognized criteria of value, nor is it necessarily indicative of the market price for the units, common stock or redeemable class A warrants after this offering.

         After the registration statement of which this prospectus forms a part has been declared effective, we will provide to each prospective investor a copy of the final prospectus relating to his offering which includes an agreement to purchase units. In order to purchase the units, the subscription application in the form attached to the prospectus and a check made payable to "Continental Stock Transfer & Trust Company as Escrow Agent for Spongetech Delivery Systems, Inc." should be completed and forwarded to us. Receipt by us of a subscription agreement and/or deposit with the escrow agent of payment for the subscribed units shall not constitute acceptance of a subscription. We reserve the fight to withdraw, cancel or modify the offering hereby and to reject subscriptions in whole or in part, for any reason.

         The escrow agreement states that the proceeds received under this Offering from the sale of the Units by us will be deposited in a non-interest bearing escrow account with Continental Stock Transfer & Trust Co. In the event that less than the minimum gross proceeds from the sale of at least 2,00,000 Units being offered are received within 90 days from the date hereof (with an allowable additional 90-day extension), we will cancel this Offering and all proceeds received will be promptly refunded to purchasers without any interest thereon.

         Certificates representing your securities will not be issued until such times as good funds related to the purchase of the units by such subscribers are released form the escrow account to us by the escrow agent. Until such time as certificates are issued to the subscribers, the subscribers will not be considered shareholders of Spongetech Delivery Systems.

         Subscribers will not have the use of their funds, will not earn interest on funds in escrow and will not be able to obtain return of funds deposited in escrow unless and until the minimum Offering period expires. In addition, subscribers will have a right to a return of their subscription payments held in the escrow account to the extent that we do not achieve the minimum offering or upon the termination of the Offering.

Termination of the Offering

         The Offering will commence on the date of this Prospectus and will continue for a period of 90 days from the date hereof, with an allowable 90-day extension. We have the right to terminate the Offering for any reason at any time until at least 2,000,000 Units offered herby have been sold. If we terminate the Offering before the subscription proceeds for the minimum of 2,000,000 Units have been received by the Escrow Agent, all subscription proceeds will be promptly returned to the subscribers without interest or deduction.

Shares to be sold by the Selling Stockholders

         This prospectus also relates to the resale of up to 3,844,969additional shares that are held by certain selling stockholders identified in this prospectus. There is currently no public market for our securities. Until such time as a market price for our common stock is quoted on the OTC Bulletin Board, the selling stockholders will sell their shares at a price of $0.25 per share.
All selling shareholders who are affiliates will not sell their shares during the public offering period. Thereafter, they may sell their shares in public or private transactions, at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders. Sales by the selling stockholders may have a depressive effect on the market price of our securities and may make it more difficult for us to complete our Offering.

         We will pay all expenses of registration incurred in connection with this offering, but the selling stockholders will pay all brokerage commissions and other similar expenses incurred by them. In the event, that the minimum offering is not sold, we anticipate that our officers, directors and other affiliates will pay for the expenses incurred in connection with this offering, including attorneys and accountants fees and SEC filing fees. There are no formal or written agreements with respect to the advance of funds to the Company by our officers, directors and affiliates for payment of said costs.

         The distribution of the shares by the selling stockholders is not subject to any underwriting agreement. We expect that the selling stockholders will sell their shares through customary brokerage channels, in private sales, or in transactions under Rule 144 under the Securities Act.

         The selling stockholders, our placement agent and other brokers and dealers through whom sales of the shares are made may be deemed to be "underwriters" within the meaning of the Securities Act, and the commissions or discounts and other compensation paid to those persons could be regarded as underwriters compensation.

         From time to time, the selling stockholders may engage in short sales, short sales against the box, puts and calls and other transactions in our common shares, and will be able to sell and deliver the shares in connection with those transactions or in settlement of securities loans. In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate in those sales. Brokers or dealers may receive commissions or discounts from the selling stockholders (or, if any such broker dealer acts as agent for the purchaser of those shares, from the purchaser) in amounts to be negotiated (which are not expected to exceed those customary in the types of transactions involved). Brokers and dealers may agree with the selling stockholder to sell a specified number of shares at a stipulated price per share and, to the extent those brokers and dealers are unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker dealer commitment to a selling stockholder.

         At the time a particular offer of the shares is made, to the extent it is required, we will distribute a supplement to this prospectus that will identify and set forth the aggregate amount of shares being offered and the terms of the offering. A selling stockholder may sell shares at any price. Sales of the shares at less than market price may depress the market price of our common stock. Subject to applicable securities laws, the selling stockholder will generally not be restricted as to the number of shares that they may sell at any one time, and it is possible that a significant number of shares could be resold at the same time.

         The selling stockholders and any other person participating in the distribution of the shares will also be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated under it, including, without limitation, Regulation M, which may limit the timing of purchases and sales of the shares by the selling stockholder and any other person. Furthermore, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the particular shares being distributed for a period of up to five business days prior to the commencement of the distribution. All of the foregoing may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

         To comply with certain states securities laws, if applicable, the shares may be sold in those jurisdictions only through registered or licensed brokers or dealers. In certain states the shares may not be sold unless a selling stockholder meets the applicable state notice and filing requirements.

                                   PENNY STOCK

         The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

         1 that a broker or dealer approve a person's account for transactions in penny stocks; and

         2 the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

         In order to approve a person's account for transactions in penny stocks, the broker or dealer must

         1        obtain   financial   information  and  investment   experience
                  objectives of the person; and

         2 make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

         The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

         1 sets forth the basis on which the broker or dealer made the suitability determination; and

         2 that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

         Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Section 102(b)(7) of the Delaware General Corporation Law, which we refer to as the "DGCL," permits a provision in the certificate of incorporation of each corporation organized under the DGCL eliminating or limiting, with some exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for some breaches of fiduciary duty. Our Certificate of Incorporation eliminates the personal liability of directors to the fullest extent permitted by the DGCL.

         Section 145 of the DGCL, which we refer to as "Section 145," in summary, empowers a Delaware corporation to indemnify, within limits, its officers, directors, employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement that they actually and reasonably incur in connection with any suit or proceeding, other than by or on behalf of the corporation, if they acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

         With respect to any action by or on behalf of the corporation, Section 145 permits a corporation to indemnify its officers, directors, employees and agents against expenses (including attorneys' fees) they actually and reasonably incur in connection with the defense or settlement of the action or suit, provided that person meets the standard of conduct described in the preceding paragraph. No indemnification is permitted, however, in respect of any claim where that person has been found liable to the corporation, unless the Court of Chancery or court in which the action or suit was brought approves the indemnification and determines that the person is fairly and reasonably entitled to be indemnified.

         As permitted by the DGCL, our bylaws provide that we are required to indemnify our directors and officers, consultants and employees to the fullest extent permitted by the DGCL, Subject to certain very limited exceptions, we are required to advance expenses, as incurred, in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to certain very limited exceptions. The rights conferred in our bylaws are not exclusive. We have obtained directors' and officers' liability insurance.

         Insofar as indemnification for liabilities under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter as been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                                  LEGAL MATTERS

         The validity of the common stock offered hereby will be passed upon for Spongetech Delivery Systems, Inc. by Sichenzia Ross Friedman Ference LLP, New York, New York.

                                     EXPERTS

         Spongetech Delivery Systems' financial statements as of and for the years ended May 31, 2004 and 2003, , included in this prospectus, have been audited by Drakeford & Drakeford, LLC, independent registered public accountants, as stated in their report appearing herein and are so included herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

         We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form SB-2 to register the securities offered by this prospectus. The prospectus is part of the registration statement, and, as permitted by the SEC's rules, does not contain all of the information in the registration statement. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement.

         In addition, after the effective date of this prospectus, we will be required to file annual, quarterly, and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at http\\www.sec.gov.

INDEX TO FINANCIAL STATEMENTS

Part 1 - Financial Information

                                                                                                Page
                                                                                                ----
Item 1 - Financial Statements

         Report of Independent Auditors

         Balance Sheet as of  May 31, 2005                                                      F-3

         Statements of Operations for the  years ended May 31, 2005 and 2004                    F-4

         Statements of Changes in Stockholders' Equity  for the  years ended May 31, 2005
           and 2004                                                                             F-5

         Statements of Cash Flows for the years ended May 31, 2005 and 2004                     F-6

         Notes to Financial Statements                                                        F-7 - F-12

                           DRAKEFORD & DRAKEFORD, LLC
                          CERTIFIED PUBLIC ACCOUNTANTS

                           A LIMITED LIABILITY COMPANY

                                 554 Duncan Road
                             Royston, Georgia 30662
                                  770-575-0915

REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Directors of SPONGETECH DELIVERY SYSTEMS, INC.

We have audited the balance sheet of SPONGETECH DELIVERY SYSTEMS, INC. as of May 31,2005, and the related statements of operations, changes in stockholders' equity (deficiency), and cash flows for the years ended May 31, 2005 and 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SPONGETECH DELIVERY SYSTEMS, INC., as of May 31, 2005 and the results of its operations and its cash flows for the two years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that SPONGETECH DELIVERY SYSTEMS, INC. will continue as a going concern. As more fully described in Note 1, the company has incurred operating losses since the date of organization and requires additional capital to continue operations. These conditions raise substantial doubt about the company's ability to continue as a going concern. Management's plans as to these matters are described in Note
1. The financial statements do not include any adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of SPONGETECH DELIVERY SYSTEMS, INC. to continue as a going concern.

S/Drakeford & Drakeford, LLC

September 15, 2005

                        SPONGETECH DELIVERY SYSTEMS, INC.

                                 BALANCE SHEET

                                                                 May 31,
                                                                   2005
                                                                --------

ASSETS
Current Assets
   Cash                                                         $  1,477
   Accounts receivable                                               791
   Inventories                                                     1,458
                                                               ---------
         Total current assets                                      3,726

Property and equipment                                            28,547

                                                               ---------
Total assets                                                   $  32,273
                                                               =========

               LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)

Current Liabilities
   Accounts payable and
     accrued expenses                                         $   99,663
   Loan payable-officer                                            6,000
   Loan payable                                                    8,500
   Income taxes payable                                            1,600
                                                               ---------
   Total current liabilities                                     115,763

   Total long-term liabilities                                         0
                                                               ---------
Total liabilities                                                115,763
                                                               ---------
Shareholders' Equity (Deficiency)
   Common stock, $.001 par value;
     Authorized 50,000,000 shares;
     issued and outstanding 33,952,636
     shares as of
     May 31, 2005                                                 33,953
   Preferred stock $.001 par value;
     Authorized 5,000,000 shares;
     no shares issued and outstanding                                  0
   Additional paid-in capital                                  2,616,294
   Deficit                                                    (2,733,737)
                                                              ----------

 Total shareholders' equity (deficiency)                         (83,490)
                                                              ----------
Total liabilities and shareholders'
            equity (deficiency)                                $  32,273
                                                              ==========

 See Independent Auditors' Report and notes to financial statements.

                        SPONGETECH DELIVERY SYSTEMS, INC.
                            STATEMENTS OF OPERATIONS

                                                  For the
                                                years ended
                                                  May 31,
                                    ---------------------------------
                                        2005                  2004
                                        ----                  ----

Sales                               $      1,051         $      1,858

Cost of goods sold                         1,012                1,600
                                    ------------         ------------
Gross profit                                  39                  258
                                    ------------         ------------

Operating expenses
  Selling                                      0               39,535
  General and
   Administrative
   expenses                               79,245            2,007,953
  Depreciation expense                     4,284                4,284
                                    ------------         ------------

Total operating expenses                  83,529            2,051,772
                                    ------------         ------------

Loss before provision
 for income taxes                        (83,490)          (2,051,514)

Other income and expenses
  Interest expense                             0                5,012
                                    ------------         ------------
Total other income and
  expense                                      0                5,012

Net loss                            $    (83,490)        $ (2,056,526)
                                    ============         ============

Basic and diluted (loss) per
   common stock

Net loss per share -
   basic and diluted                $       (.00)        $       (.01)
                                    ============         ============

Weighted average common
   shares outstanding                 18,985,000           18,985,000
                                    ============         ============

                        SPONGETECH DELIVERY SYSTEMS, INC.
                 STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                                  (DEFICIENCY)
                   For The Years Ended May 31, 2005 and 2004

                                                                                                        Total
                                          Additional                          Common                Shareholders'
                          Number of         Capital          Paid-In           Stock                    Equity
                           Shares            Stock           Capital         Subscribed        Deficit         (Deficiency)
                         -----------      -----------      -----------       ----------      -----------       -----------
Balance -
June 1,2000               12,000,000      $    12,000      $        --       $      --      $   (52,200)      $   (40,200)

Net loss for year
 ended May 31, 2001
                                                   --               --              --         (198,318)         (198,318)
                         -----------      -----------      -----------       ---------      -----------       -----------

                          12,000,000           12,000               --              --         (250,518)         (238,518)

Contributions                     --               --          105,100                               --           105,100
                         -----------      -----------      -----------       ---------      -----------       -----------

Balance -
 May 31, 2001             12,000,000           12,000          105,100              --         (250,518)         (133,418)

Contributions                     --               --           86,943                               --            86,943

Net loss for year
 ended
   May 31, 2002                   --               --               --                         (102,477)         (102,477)
                         -----------      -----------      -----------       ---------      -----------       -----------

                          12,000,000           12,000          192,043              --         (352,995)         (148,952)

Issuance of
  common stock             6,985,000            6,985           (1,595)                              --             5,390
Value of services
   contributed by
   officers                       --               --           58,500                               --            58,500
Net loss for the
 year ended
 May 31, 2003                                                                                  (265,517)         (265,517)
                         -----------      -----------      -----------       ---------      -----------       -----------
Balance -
May 31, 2003              18,985,000      $    18,985      $   248,948              --      $  (618,512)      $  (350,579)

Common stock
 subscribed                                                                    526,814                            526,814

Net loss for the
 year ended
 May 31, 2004                                                                                (2,056,526)       (2,056,526)
                         -----------      -----------      -----------       ---------      -----------       -----------
Balance -
May 31, 2004              18,985,000      $    18,985      $   248,948       $ 526,814      $(2,675,038)      $(1,880,291)

Issuance of stock
 for debt & service       14,967,626           14,968        2,367,346        (526,814)                         1,855,500

Net loss for
The year ended
 May 31, 2005                                                                                   (58,699)          (58,699)
                         -----------      -----------      -----------       ---------      -----------       -----------
Balance-
May 31, 2005              33,952,626      $    33,953      $ 2,616,294       $       0      $(2,733,737)      $   (83,490)
                         ===========      ===========      ===========       =========      ===========       ===========

       See Independent Auditors' Report and notes to financial statements.

                        SPONGETECH DELIVERY SYSTEMS, INC.
                            STATEMENTS OF CASH FLOWS

                                                                   For the
                                                             Years Ended May 31,
                                                        -----------------------------
                                                             2005             2004
Operating Activities:
 Net loss                                               $   (58,699)      $(2,056,526)
 Adjustments to reconcile net loss to
 net cash provided by (used in)
 operating activities
 Value of contributed officer
   compensation                                                   0                 0
 Bad debts                                                        0                 0
 Depreciation                                                 4,284             4,284
 Common stock subscribed in release
   of company debt                                                0           526,814
 Common stock issued for debt & ser                          24,000                 0
 Changes in operating assets and
   liabilities
   Accounts receivable                                         (791)           15,003
   Inventories                                               (1,014)              852
   Prepaid expense and other
     current assets                                               0                 0
   Accounts payable and accrued
     expenses                                                (9,353)         (121,404)
   Accrued compensation                                           0         1,789,500
   Income taxes payable                                                             0
   Due to notes and related parties                          14,500          (159,578)
                                                        -----------       -----------

Net cash provided by (used in)
 operating activities                                       (27,073)           (1,055)
                                                        -----------       -----------
Investing Activities:
   Stock settlement of litigation                            28,500                 0
                                                        -----------       -----------
Net cash used in investing
 activities                                                  28,500                 0
                                                        -----------       -----------
Financing Activities:

Net cash provided by
financing activities                                              0                 0
                                                        -----------       -----------

Net increase (decrease) in cash                               1,427            (1,055)

Cash - beginning                                                 50             1,105
                                                        -----------       -----------
 Cash - end                                             $     1,477       $        50
                                                        ===========       ===========

Supplemental Information
   Interest paid                                        $         0       $       110
   Income taxes paid                                    $         0       $         0

Noncash Transactions:
Parent company debt contributed
  to additional paid-in capital                         $         0       $    10,000
Issuance of common stock                                $ 2,382,314       $         0
Reduction in accrued expenses                          ($ 1,789,500)      $         0
Common stock subscribed                                 $         0       $   526,814

       See Independent Auditors' Report and notes to financial statement.

                        SPONGETECH DELIVERY SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS

1 - Summary of Significant Accounting Policies

      Nature of Operations

      Spongetech Delivery Systems, Inc. (the "Company") was formed on June 18, 1999, as Romantic Scents, Inc. On June 12, 2001, the Company changed its name to RSI Enterprises, Inc., and, on October 2, 2002, changed its name to Spongetech International Ltd. ("SIL"). On July 15, 2002, the Company was acquired by Spongetech Delivery Systems, Inc. ("SDS") (formerly Nexgen Acquisitions VIII, Inc.). The transaction was accounted for as a reverse acquisition using the purchase method of accounting, whereby the shareholder of SIL retained approximately 63% of the Company's outstanding common stock. On December 16, 2002, SIL changed its domicile to Delaware by merging with and into Spongetech Sub, Inc. ("SUB"). SUB's parent, Spongetech Delivery Systems, Inc. then merged with and into SUB so that SUB became the surviving corporation, and changed its name to Spongetech Delivery Systems, Inc.

      The Company distributes a line of hydrophilic polyurethane sponge cleaning and waxing products.

      Basis of Presentation / Going Concern

     The financial statements have been prepared for purposes of registration with the Securities and Exchange Commission ("SEC"), and have been prepared in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) which contemplates continuation of the Company as a going concern.

      However, the Company has sustained substantial operating losses in recent years, current liabilities exceed current assets, and total liabilities exceed total assets. The Company has incurred losses since inception and expect to incur losses for the foreseeable future. For the fiscal years ended May 31,2005 and May 31, 2004, the Company incurred net losses of $58,699,and $2,056,526 respectively. As of May 31, 2005 the Company had an accumulated deficit of $83,490 and a working capital deficiency of $112,037. These factors raise substantial doubt about the Company's ability to continue as a going concern. The recovery of assets and continuation of future operations are dependent upon the Company's ability to obtain additional debt or equity financing and its ability to generate revenues sufficient to continue pursuing its business purposes. The Company is actively pursuing financing to fund future operations.

      Accounts Receivable

      Accounts receivable have been adjusted for all known uncollectible accounts. At May 31, 2005 there were no doubtful accounts.

      Inventories

      Finished products inventories are carried at cost, principally first-in, first-out, but not in excess of market.

      Property and Equipment

      Property and equipment are carried at cost. Depreciation has been provided using straight-line and accelerated methods over the estimated useful lives of the assets. Repairs and maintenance are expensed as incurred, and renewals and betterments are capitalized.

      Deferred Income Taxes

      The Company recognizes deferred income tax assets and liabilities for the expected future income tax consequences of temporary differences between the carrying amounts and the income tax bases of assets and liabilities and the effect of future income tax planning strategies to reduce any deferred income tax liability.

      Use of Estimates

      The  preparation  of financial  statements in conformity  with  accounting
principles   generally  accepted  in  the  United  States  of  America  requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

      Offering Costs

      Deferred offering costs incurred by the Company in connection with the proposed registration statement will be expensed as incurred.

      Advertising Costs

      Advertising costs are expensed as incurred. For the years ended May 31, 2005 and 2004, advertising costs totaled $0 and $17,500, respectively.

      Shipping and Handling Costs

      Shipping and handling costs are included in selling expenses. For the years ended May 31, 2005 and 2004, shipping and handling costs totaled $0 and $0 respectively.

      Net Income (Loss) Per Share

      Per share data has been computed and presented pursuant to the provisions of SFAS No. 128, earnings per share. Net income (loss) per common share - basic is calculated by dividing net income (loss) by the weighted average number of common shares outstanding during the period. Net income (loss) per common share
- diluted is calculated by dividing net income (loss) by the weighted average number of common shares and common equivalent shares for stock options outstanding during the period.

      Recent Accounting Pronouncements

      New accounting statements issued, and adopted by the Company, include the following:

      In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement No. 141, "Business Combinations" ("SFAS 141"), which requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method of accounting. As a result, use of the pooling-of-interests method is prohibited for business combinations initiated thereafter. SFAS 141 also establishes criteria for the separate recognition of intangible assets acquired in a business combination. The adoption of SFAS 141 did not have a material impact on the Company's results of operations, financial position or cash flows

      In July 2001, the FASB issued Statement No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"), which requires that goodwill and certain other intangible assets having indefinite lives no longer be amortized to earnings, but instead be subject to periodic testing for impairment. Intangible assets determined to have definitive lives will continue to be amortized over their useful lives. This Statement is effective for the Company's 2003 fiscal year. However, goodwill and intangible assets acquired after June 30, 2001 are subject immediately to the non-amortization and amortization provisions of this Statement. The adoption of SFAS 142 did not have an impact on the Company's results of operations, financial position or cash flows.

      In August 2001, the FASB issued Statement No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143"), which provides the accounting requirements for retirement obligations associated with tangible long-lived assets. This Statement requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. This Statement is effective for the Company's 2003 fiscal year, and early adoption is permitted. The adoption of SFAS 143 did not have a material impact on the Company's results of operations, financial position or cash flows.

      In October 2001, the FASB issued Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which excludes from the definition of long-lived assets goodwill and other intangibles that are not amortized in accordance with SFAS 142. SFAS 144 requires that long-lived assets to be disposed of by sale be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. SFAS 144 also expands the reporting of discontinued operations to include components of an entity that have been or will be disposed of rather than limiting such discontinuance to a segment of a business. This Statement is effective for the Company's 2003 fiscal year, and early adoption is permitted. The adoption of SFAS 144 did not have a material impact on the Company's results of operations, financial position or cash flows.

      In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections. Among other provisions, this Statement eliminates the requirement that gains and losses from extinguishment of debt be classified as extraordinary items. The Company will adopt SFAS 145 in fiscal 2003, and has determined it will not impact the Company's financial position, results of operations or cash flows.

      In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred, rather than when a company commits to an exit plan as was previously required. SFAS 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The Company will adopt SFAS 146 in fiscal 2003, and has determined it will not impact the Company's financial position, results of operations or cash flows.

      In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure." This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair-value-based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of SFAS 123 and SFAS 148.

      In November 2002, FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees and Indebtedness of Others," was issued. This interpretation requires the initial recognition and initial measurement, on a prospective basis only, to guarantees issued or modified after December 31, 2002. Additionally, certain disclosures requirements are effective for financial statements ending after December 15, 2002. There were no disclosures required of the Company in the 2002 financial statements, and the Company does not believe that the adoption of this interpretation in 2003 will have any impact on its financial statements.

      In January 2003, FASB Interpretation No. 46, "Consolidation of Variable Interest Entities," ("VIE's") was issued. This interpretation clarifies situations in which entities shall be subject to consolidation. This interpretation is effective for all VIE's created after January 31, 2003. The Company does not believe that the adoption of this interpretation will have any impact on its financial statements.

2 - Property and Equipment

      Property and equipment is summarized as follows:

                                     Estimated
                                     Useful Lives    May 31,        May 31,
                                     Years            2005           2004
                                     ------------    -------        -------

Furniture and fixtures                 5 - 10        $   761        $   761
Machinery and equipment                5 - 10         17,828         17,828
Molds                                  5 - 10         38,312         38,312
                                                     -------        -------

                                                      56,901         56,901

Less:  Accumulated depreciation                       28,354         24,070
                                                     -------        -------

                                                     $28,547        $32,831
                                                     =======        =======

      Depreciation expense for the years ended May 31, 2005 and 2004 was $4,284 and $4,284, respectively.

3 - Accounts payable and accrued expenses consist of the following:

                                               May 31,           May 31,
                                                2005              2004
                                             ----------        ----------
Product development (Packaging & mold
  Development)                               $   99,663        $   86,516        No Related Party
Advertising (see Note-7 )                             0            36,000
                                             ----------        ----------

  Total                                      $   99,663        $  122,516
                                             ==========        ==========

Accrued compensation                         $        0        $1,789,500
                                             ==========        ==========

      See Note- 7

4 - Related Party Transactions

      The Company shares its facility with other related businesses. Expenses incurred in the operations of the facility, including rent, telephone, and other office expenses, were allocated to the various businesses. The allocations were based on usage. Management believes these allocations are reasonable. See Note-7 for new location and lease arrangements.

      In January 2005, the Company issued an aggregate of 12,030,000 shares of common stock in consideration for services at an average of $.15 per share as follows:

                          Shares             Value

Robert Rubin             2,000,000        $  300,000        Related
Frank Lazauskas          3,330,000           499,500        Related
Steven Moskowitz         3,270,000           499,500        Related
Michael L.Metter         3,330,000           499,500        Related
Thomas Monahan             100,000            15,000
                        ----------        ----------
         Total          12,030,000        $1,813,500
                        ==========        ==========

      In January 2005, the Company issued an aggregate of 2,802,636 shares of common stock valued at $.15 per share in consideration for the forgiveness of debt aggregating $526,814 as follows:

                                Shares           Value

Flow Weinberg                   215,969        $  70,000        Related
Robert Rubin                    120,000           18,000        Related
RM Enterprises                  466,667          113,414        Related
Michael Sorrentino              500,000           75,000
Steven Moskowitz                533,333          114,400        Related
DDK Accounting                  500,000           66,000
American United Global          466,667           70,000
                              ---------        ---------
         Total                2,802,636        $ 526,814
                              =========        =========

      In January 2005, Spongetech issued an aggregate of 60,000 shares of common stock valued at $.15 per share or $9,000 to A & N Enterprises in consideration for a sub-lease of office space at The Empire State Building, 34th Street, New York, New York. A & N Enterprises is owned by Norman Moskowitz, the father of Steven Moskowitz.

5 - Deferred Income Taxes

      At May 31, 2005 and May 31, 2004, the Company had approximately $2,733,737 and $2,675,038, respectively, of net operating loss carryforwards available, which expire in various years through May 31, 2022. The significant component of the Company's deferred tax asset as of May 31,2005 and May 31, 2004 is as follows:

                                             May 31,            May 31,
                                              2005                2004
                                          -----------         -----------
Non-Current
  Net operating loss carryforwards        $ 2,733,737         $ 2,675,038

Valuation allowance for
  deferred tax asset                       (2,733,737)         (2,675,038)
                                          -----------         -----------

                                          $       --          $       --
                                          ===========         ===========

      SFAS No. 109 requires a valuation allowance to be recorded when it is more likely than not that some or all of the deferred tax asset will not be realized. At May 31, 2005 and May 31, 2004, a valuation allowance for the full amount of the net deferred tax asset was recorded.

6 - Commitments and Contingencies

      Supply and License Agreements

      In July 2001, the Company entered into a supply and requirement agreement with Dicon Technologies ("Dicon"), a manufacturing company that has technological know-how and patented and proprietary information relating to hydrophilic foam materials (sponges) and their applications. The agreement requires the Company to purchase all of their requirement from Dicon, and Dicon grants exclusive worldwide rights to distribute the products. Minimum annual purchase requirements are set forth in the agreement. The agreement expired June 30, 2004; however, the purchase on an as needed basis continues.

      The Company and Dicon have also entered into an exclusive license agreement for certain molded hydrophilic foam products which the Company helped develop, with super absorbent polymer and detergent soaps and waxes used for the cleaning and polishing of land, sea and transportation vehicles. The term of the agreement is for the full life of any design patent, which may be issued on the molded sponge design.


The Company is aware of a lawsuit commenced against, among others, the Company, by Westgate Financial Corporation ("Westgate"). On January 6, 2003, the Company and Westgate entered into a factoring agreement wherein the Company assigned to Westgate its accounts receivable arising out of its sale of goods or rendition of services to customers (the "Contract"). Westgate asserts a breach of that contract against the Company seeking damages of $11,049.82 with interest accrued thereon, costs and reasonable attorney's fees. Specifically, Westgate alleges that the Company defaulted on the Contract by, allegedly, failing to assign any accounts receivable for sixty (60) days. The Company has counterclaimed alleging breach of contract and seeks damages in an amount not less than $13,006.01, which damages are the amount of credits due the Company at the time Westgate terminated the Contract. Currently, the parties are conducting discovery. On September 19, 2005, the Company's attorneys filed a Motion to Compel Discovery as Westgate has failed to respond to our requests for discovery.


      Employment Contracts

      The Company is currently negotiating with two executives to establish employment contracts. No terms of these negotiations have been disclosed.

7 - Common Stock Issuances

      As of the date of the financial statements, the company issued an aggregate number of shares totaling 2,802,636 for an aggregate consideration of $526,814 consisting of officers loans and trade debt payables. As of May 31, 2004, the common stock subscribed represents these common shares.

      In  January  2005,   the  company   converted  the  accrued   compensation
aggregating $1,798,500 or $0.15 per share in to 11,930,000 shares of common stock. (see Note-4)

      The company also issued an aggregate of 60,000 shares of common stock of the Corporation in consideration valued at $9,000 or $0.15 per share for a sublease from A & N Enterprises, LLC. The new address is The Empire State Building, 350 5th Avenue, Suite 2204, New York, New York 10118. The lease shall be for the period December 8, 2004 through January 31, 2008.

      The Company issued an aggregate of 100,000 shares of common stock to Thomas Monahan, CFO, in consideration for services aggregating $15,000 or $.015 per share.

      Accrued advertising expense as of May 31, 2004, has been settled with the following stipulations: Spongetech paid Paradigm Solutions,Inc. $7,500 and issued 75,000 shares of common stock valued at $.38 for an aggregate of $28,500 of Spongetech.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from the information contained in this prospectus. This document may only be used where it is legal to sell the securities. The information in this document may only be accurate on the date of this document.

Until _______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in additional to the dealers' obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

                       Up to 8,000,000 Units Consisting Of
                            One Share Of Common Stock
                                       and
                         One Redeemable Class A Warrant

                                       and
                                    3,844,969
                                    Shares of
                                  Common Stock

                                       of

                        Spongetech Delivery Systems, Inc.

                                   PROSPECTUS

                The date of this prospectus is ___________, 2005

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.    Indemnification of Directors and Officers

Indemnification of directors and executive officers and limitation of liability

         Section 102(b)(7) of the Delaware General Corporation Law, which we refer to as the "DGCL," permits a provision in the certificate of incorporation of each corporation organized under the DGCL eliminating or limiting, with some exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for some breaches of fiduciary duty. Our Certificate of Incorporation eliminates the personal liability of directors to the fullest extent permitted by the DGCL.

         Section 145 of the DGCL, which we refer to as "Section 145," in summary, empowers a Delaware corporation to indemnify, within limits, its officers, directors, employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement that they actually and reasonably incur in connection with any suit or proceeding, other than by or on behalf of the corporation, if they acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

         With respect to any action by or on behalf of the corporation, Section 145 permits a corporation to indemnify its officers, directors, employees and agents against expenses (including attorneys' fees) they actually and reasonably incur in connection with the defense or settlement of the action or suit, provided that person meets the standard of conduct described in the preceding paragraph. No indemnification is permitted, however, in respect of any claim where that person has been found liable to the corporation, unless the Court of Chancery or court in which the action or suit was brought approves the indemnification and determines that the person is fairly and reasonably entitled to be indemnified.

         As permitted by the DGCL, our bylaws provide that we are required to indemnify our directors and officers, consultants and employees to the fullest extent permitted by the DGCL, Subject to certain very limited exceptions, we are required to advance expenses, as incurred, in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to certain very limited exceptions. The rights conferred in our bylaws are not exclusive. We have obtained directors' and officers' liability insurance.

         Insofar as indemnification for liabilities under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter as been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 25.    Other Expenses of Issuance and Distribution

         The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

                          Nature of Expense                     Amount
                          -----------------                     ------
                      SEC Registration fee                      $  1,214.
                      Accounting fees and expenses              $ 50,000*
                      Legal fees and expenses                     60,000*
                      Miscellaneous                             $ 10,000*
                                                                ---------
                                            TOTAL               $121,214.
                                                                =========

* Estimated

Item 26.    Recent Sales of Unregistered Securities

         In May 2002, we sold an aggregate of 40,000 shares of common stock to four investors (Robert Sonfield, Max Krimmel, Margot Krimmel and Bonnie Carol) in a private placement pursuant to Section 504 of Regulation D.

         In March 2202, our predecessor Nexgen VIII sold an aggregate of 219,000 shares to 30 investors, in a private placement pursuant to Section 504 of Regulation D. The shares that were issued to these investors are included in this Registration Statement.

         In January 2005, we issued 3,330,000 shares of our common stock to Michael. L. Metter, our President and Chief Executive Officer, as compensation for managing our day-to-day operations, introducing us to business, sales, contractual and fundraising opportunities and evaluating potential acquisition candidates on our behalf valued at $499,500. **

         In January 2005, we issued 3,270,000 shares of our common stock, valued at to Steven Moskowitz, our Secretary, as compensation for managing our day-to-day operations, introducing us to business, sales, contractual and fundraising opportunities and evaluating potential acquisition candidates on our behalf valued at $499,500. **

         In January 2005, we issued 100,000 shares of our common stock to Thomas Monahan, our Chief Financial Officer, as compensation for managing our financial operations valued at $15,000. **

         In January 2005, we issued 3,330,000 shares of our common stock to Frank Lazauskas, a director of the Company, as compensation for managing our day-to-day operations, introducing us to business, sales, contractual and fundraising opportunities and evaluating potential acquisition candidates on our behalf valued at $499,500. **

         In January 2005, we issued 2,000,000 shares of our common stock to Robert Rubin as compensation for introducing us to business, sales, contractual and fundraising opportunities and evaluating potential acquisition candidates on our behalf valued at $300,000. **

         In January 2005, we issued 466,667 shares of our common stock to American United Global, Inc. in exchange for $70,000 in debt.

         In January 2005, we issued 500,000 shares of our common stock to DDK and Company LLC in exchange for $66,000 of debt.

         In January 2005, we issued 215,969 shares of our common stock to Flo Weinberg, Inc. in exchange for $70,000 in debt.

         In January 2005, we issued 533,333 shares of our common stock to Steven Moskowitz in exchange for $114,400 in debt.

         In January 2005, we issued 120,000 shares of our common stock to Robert Rubin in exchange for $18,000 in debt.

         In January 2005, we issued 466,667 shares of common stock to RM Enterprises International, Inc. in exchange for $113,414 in debt.

         In January 2005, we issued 500,000 shares of our common stock to Michael Sorrentino in exchange for $75,000 in debt.

         In January 2005, we issued 60,000 shares of our common stock to A&N Enterprises, our subleasor, in consideration for our use of the premises.

         In February 2005, we issued 75,000 shares of our common stock to Paradigm Solutions, Inc. in connection with a Settlement Agreement with Paradigm, dated February 15, 2005.

         * Except as may be stated otherwise above, all of the above offerings and sales were deemed to be exempt under Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Spongetech or executive officers of Spongetech, and transfer was restricted by Spongetech in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

         ** Although no revenues were generated by the Company during the period when these shares were issued, administrative functions and other functions required to keep the Company active continues. The Company believes that the recipients of the shares provided bonafide services that entitled them to compensation in the form of stock.

Item 27.    Exhibits

3.1      Certificate of Incorporation of Nexgen VIII, Inc.(1)

3.2 Certificate of Amendment of Nexgen VIII, Inc. changing name to Spongetech Delivery Systems, Inc.(1)

3.3      By-Laws of Spongetech Delivery Systems, Inc.(1)

3.4      Certificate of Incorporation of Romantic Scents, Inc. (2)

3.5 Certificate of Amendment changing name of Romantic Scents, Inc. to RSI Enterprises, Inc. (2)

3.7 Certificate of Amendment changing name of RSI Enterprises, Inc. to Spongetech Enterprises International, Inc. (2)

3.7      Certificate of Incorporation of Merger Sub, Inc. (2)

3.8 Merger Certificate between Spongetech Delivery Systems and Merger Sub, Inc. (2)

3.9 Merger Certificate between Spongetech Enterprises International, Inc. and Merger Sub, Inc. (2)

3.10     Certificate  of  Amendment   changing  name  of  Merger  Sub,  Inc.  to
         Spongetech Delivery Systems, Inc. (2)

4.1      Specimen Certificate of Common Stock(1)

4.2      Warrant Certificate (3)

4.3 Warrant Agreement with Colebrook, Inc. and Olde Monmouth Stock Transfer Co., Inc. (3)

4.4      Oral Understanding with Dicon (5)

5.1      Opinion of Counsel(7)

5.2      Revised Opinion of Counsel (2)

5.3      Revised Opinion of Counsel (3)

5.4      Revised Opinion of Counsel (4)

10.1 Stock Purchase Agreement by and among Nexgen Acquisitions VIII, Inc., RM Enterprises International, Inc. and RSI Enterprises, Inc.(1)

10.2 Stock Purchase Agreement by and between Spongetech Delivery Systems, Inc. and Colebrook, Inc. (2)

10.3     License Agreement dated July 1, 2001 with Dicon Technologies (2)

10.4 Supply and Requirements Agreement dated July 1, 2001 with Dicon Technologies (7)

10.5 Manufacturer's Representative Agreement dated July 1, 2001 with Dicon Technologies (2)

10.6     Extension  of debt letter by Romantic  Moments,  Inc.  dated August 15,
         2002 (3)

10.7     Terms of oral  understanding  with Dicon Technologies to expand license
         (5)

10.8     Factoring Agreement with Westgate (3)

10.9     Agreement with Paradigm (6)

10.10 Letter Agreement, dated February 15, 2005, between HH Brown Shoe Technologies, Inc. (d/b/a Dicon Technologies) and Spongetech Delivery Systems, Inc.(7)

10.11    Form of Subscription Agreement (7)

10.12    Form of Warrant Agreement (7)

10.13    Form of Escrow Agreement (7)

23.1     Accountant's Consent (8)

-----------------------------
(1) Previously filed as an exhibit to registration statement on Form SB-2 filed November 1, 2002

(2) Previously filed as an exhibit to first amendment to registration statement on Form SB-2 filed January 13, 2003

(3) Previously filed as an exhibit to second amendment to registration statement on Form SB-2 filed April 11, 2003

(4) Previously filed as an exhibit to third amendment to registration statement on Form SB-2 filed July 8, 2003

(5) Previously filed as an exhibit to fourth amendment to registration statement on Form SB-2 filed January 12, 2004

(6) Previously filed as an exhibit to fifth amendment to registration statement on Form SB-2 filed March 15, 2004

(7) Previously filed as an exhibit to registration statement on Form SB-2 filed May 6, 2005.

(8) Filed with this amendment

Item 28.    Undertakings

      The undersigned Registrant hereby undertakes:

      (1) To file a post-effective amendment to this Registration Statement during any period in which offers or sales are being made:

            (i) to include any Prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ((S)230.424(b) of this Chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement of any material change to such information in the Registration Statement.

      (2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

      (3) To provide to the Underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

      (4) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (5) That, insofar as indemnification for liabilities arising from the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      (6) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                                   SIGNATURES

      Pursuant to the requirements of the Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on October 7, 2005.

                                      SPONGETECH DELIVERY SERVICES, INC.

                                      By: /s/ Michael L. Metter
                                          ---------------------
                                          Michael L. Metter
                                          President and Chief Executive Officer

                                      By: /s/ Thomas Monahan
                                          --------------------
                                          Thomas Monahan
                                          Chief Financial Officer

         In accordance with the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.

      Signature                    Title                                           Date
      ---------                    -----                                           ----
/s/ Michael Metter       President, Chief Executive Officer and Director     October 7, 2005
------------------

Michael L Metter

/s/ Thomas Monahan       Chief Financial Officer                             October 7, 2005
------------------
Thomas Monahan

/s/ Steven Moskowitz     Secretary and Director                              October 7, 2005
--------------------
Steven Moskowitz

/s/ Frank Lazauskas      Director                                            October 7, 2005
---------------------
Frank Lazauskas